UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 3)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT 1934

Date of Report (Date of earliest event reported): April 10, 2013

SELWAY CAPITAL ACQUISITION CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-54527	27-4563770
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

66 Ford Road
Suite 230
Denville, NJ	07834
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(973) 983-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Selway Capital Acquisition Corporation, a Delaware Corporation (“Selway”), is filing this Amendment No. 3 (the “Amendment”) to its Current Report on Form 8-K originally filed with the Securities and Exchange Commission (the “SEC”) on April 16, 2013 (the “Original 8-K”). This Amendment amends and updates certain information under Items 2.01 and 9.01 and Exhibit 99.2 is response to certain comments received from the SEC.

Except as reflected in Items 2.01 and 9.01 and Exhibit 99.2 of this Amendment, this Amendment does not reflect events that may have occurred subsequent to the original filing date, and does not modify or update in any way the disclosures made in the Original 8-K.

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IMPORTANT NOTICES

On May 10, 2013, Selway Capital Acquisition Corporation commenced a tender offer for its Series B Shares. Each description contained herein is not an offer to buy or the solicitation of an offer to sell securities. The solicitation and the offer to buy Selway Series B Shares will be made pursuant to a tender offer statement on Schedule TO and other offer documents that Selway filed with the SEC on May 10, 2013. The tender offer documents (including an offer to purchase, a related letter of transmittal and other offer documents) contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. These materials are being sent free of charge to all holders of Selway Series B Shares when available. In addition, all of these materials (and all other materials filed by Selway with the SEC) are available at no charge from the SEC through its website at www.sec.gov. Holders of Selway Series B Shares are urged to read the tender offer documents and the other relevant materials when they become available before making any investment decision with respect to the tender offer because they will contain important information about the tender offer, the acquisition described herein and the parties to the acquisition.

This Current Report on Form 8-K, including the exhibits contained herein, contains forward-looking statements that involve substantial risks and uncertainties. Other than statements of historical facts, all statements included in this report regarding Selway, or Selway’s strategy, future operations, future financial position, prospects, plans and objectives of management, as well as statements, other than statements of historical facts, regarding Selway’s industry, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Selway may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements, and investors should not place undue reliance on the forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements made by the acquisition parties. Important factors that could cause actual results or events to differ materially from the forward-looking statements, include among others: the number and percentage of Selway public stockholders redeeming shares in the tender offer; changing principles of generally accepted accounting principles; outcomes of government reviews, inquiries, investigations and related litigation; compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the pharmaceutical benefits management and related services industry; fluctuations in customer demand; management of rapid growth; changes in government policy; overall economic conditions and local market economic conditions; Selway’s ability to expand through strategic acquisitions and establishment of new locations; and geopolitical events. Further, the forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments made by the acquisition parties. Except as required by law, Selway assumes no obligation to update any forward-looking statements.

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CONVENTIONS THAT APPLY TO THIS CURRENT REPORT

Unless otherwise indicated, all financial information presented in this current report has been prepared in accordance with United States Generally Accepted Accounting Principles, or U.S. GAAP. All references to “U.S. dollars” and “$” are to the legal currency of the United States. Any discrepancies in the tables included in this current report between the total and sum of constituent items are due to rounding.

The market data and other statistical information contained in this registration statement are based on independent industry publications, government publications, reports by market research firms and other published independent sources. Some data is also based on Selway’s good faith estimates, which are derived from other relevant statistical information, as well as the independent sources listed above. Although Selway believes these sources are reliable, Selway has not independently verified the information.

References to “Selway,” “we,” “us,” “our” or words of similar import are to Selway Capital Acquisition Corporation, a Delaware corporation.

References to “HCCA” are to Healthcare Corporation of America, a New Jersey corporation.

References to the “Merger” are to the merger of Selway Merger Sub, Inc., a New Jersey corporation and wholly owned subsidiary of Selway, into HCCA, pursuant to an Agreement and Plan of Merger dated January 25, 2013, resulting in HCCA becoming a wholly owned subsidiary of Selway.

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Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported on a Current Report on Form 8-K, on January 25, 2013, an Agreement and Plan of Merger (the “Agreement”) was entered into by and among Selway, Selway Merger Sub, Inc., a New Jersey corporation and wholly owned subsidiary of Selway (“Merger Sub”), HCCA, a New Jersey corporation, PCA, Gary Sekulski, as the representative of the stockholders of HCCA, and Edmundo Gonzalez, as Selway’s representative. On April 10, 2013 (the “Closing Date”), the Merger and other transactions contemplated by the Agreement closed.

Pursuant to the Agreement, Merger Sub merged with and into HCCA, resulting in HCCA becoming a wholly owned subsidiary of Selway. PCA and PCA Benefits, Inc., a dormant entity, remain wholly owned subsidiaries of HCCA.

Holders of all of the issued and outstanding shares of common stock of HCCA immediately prior to the time of the Merger had each of their shares of common stock of HCCA converted into the right to receive: (i) a proportional amount of 5,200,000 shares of Selway Series C common stock and promissory notes with an aggregate face value of $7,500,000 (collectively, the “Closing Payment”); plus (ii) a proportional amount of up to 2,800,000 shares of Selway common stock, if any, (the “Earnout Payment Shares”) issuable upon the combined company achieving certain consolidated gross revenue thresholds as more fully described below; plus (iii) the right to receive a proportional amount of the proceeds from the exercise of certain warrants being issued to Selway Capital Holdings, LLC, a Delaware limited liability company, Selway’s sponsor, as more fully described below. A portion of the Closing Payment (520,000 shares and promissory notes with an aggregate face value of $750,000) is being held in escrow for a period of 12 months following the Merger to satisfy indemnification obligations of the HCCA, if any, as more fully described below. The promissory notes included in the Closing Payment are non-interest bearing and subordinated to all senior debt of the combined company in the event of a default under such senior debt. The notes will be repaid from 75% of 25% of the combined company’s free cash-flow (defined as in the notes) in excess of $2,000,000. The combined company will be obligated to repay such notes if, among other events, there is a transaction that that results in a change of control of the combined company.

The Earnout Payment Shares, if any, will be issued as follows: (i) 1,400,000 shares if the combined company achieves consolidated gross revenue of $150,000,000 for the twelve months ended March 31, 2014 or June 30, 2014; and (ii) 1,400,000 shares if the combined company achieves consolidated gross revenue of $300,000,000 for the twelve months ended March 31, 2015 or June 30, 2015. In the event the combined company does not achieve the first earnout threshold, but does achieve the second earnout threshold, then all of the Earnout Payment Shares shall be issued. If the combined company consolidates, merges or transfers substantially all of its assets prior to June 30, 2015 at a valuation of at least $15.00 per share, then all of the Earnout Payment Shares not previously paid out shall be issued immediately prior to such transaction. If, prior to achieving either earnout threshold the combined company acquires another business in exchange for its equity or debt securities, then any remaining earnout thresholds may be adjusted by the independent members of the combined company’s board of directors in their sole discretion.

In connection with a bridge financing (the “Bridge Financing”) completed by the HCCA in September 2012, HCCA issued 59.25 units, each unit consisting of 10,000 preferred shares and a promissory note with a face value of $100,000. At the time of the Merger, holders of all of the issued and outstanding shares of preferred stock of HCCA, by virtue of the Merger, had each of their shares of preferred stock of HCCA converted into the right to receive a proportional amount of 592,500 shares of Selway Series C common stock and warrants to purchase 296,250 shares of Selway Series C common stock. In accordance with the terms of the promissory notes issued in the Bridge Financing, at the time of the Merger, notes in the aggregate amount of $3,159,591.78 (including principal and interest accrued to date) were converted into 315,959 shares of Selway Series C common stock and notes in the aggregate principal amount of $3,025,000 were repaid in full.

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In connection with transactions contemplated by the Agreement, Selway also entered into a registration rights agreement to register all shares included in the Closing Payment, the Earnout Payment Shares, the shares underlying the Exchange Warrants, and the Selway shares issued as compensation for the Bridge Financing completed by HCCA in September 2012, pursuant to the terms of a Registration Rights Agreement entered into at the closing of the merger (all such securities issued in connection with the merger, the “Merger Securities”). The holders of the majority of the Merger Securities are entitled to make up to two demands that Selway register such securities at any time commencing six months following the consummation of the merger. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to Selway’s consummation of an acquisition transaction. Selway will bear the expenses incurred in connection with the filing of any such registration statements.

In conjunction with the merger of Merger Sub into HCCA:

•	Selway entered into exchange agreements with 3 beneficial holders of HCCA’s bridge loan who were also beneficial holders of greater than 5% of Selway’s Series A common stock. Pursuant to the exchange agreements, such holders converted an aggregate of 281,554 shares of Selway’s Series A common stock to Selway’s Series C common stock. In conjunction with the exchange, such holders were repaid bridge notes in the aggregate principal amount of $3,025,000.

•	Selway entered into exchange agreements with 3 beneficial holders of greater than 5% of Selway’s Series A common stock. Pursuant to the exchange agreements, such holders converted an aggregate of 878,481 shares of Selway’s Series A common stock to Selway’s Series C common stock and received $3.53 per share of Series A common stock exchanged, or an aggregate of $3,101,037.93.

•	An aggregate of $11,948,360.50 was released from Selway’s trust account, reflecting the number of shares of Series A common stock that were converted into Series C common stock, of which $232,007 was paid to the underwriters from Selway’s initial public offering.

•	The placement warrants held by Selway’s founders were converted into the right to receive: (i) an aggregate of 100,000 shares of Selway common stock; and (ii) warrants to purchase an aggregate of 1,000,000 shares of Selway common stock at an exercise price of $10.00 per share. The proceeds from the exercise of the exchange warrants will be paid: (i) 75% to the holders of all of the issued and outstanding shares of common stock of HCCA immediately prior to the time of the merger; and (ii) 25% to certain members of HCCA management. The exchange warrants are only exercisable for cash, may not be exercised on a cashless basis, and must be exercised if the closing price for the combined company’s common stock exceeds $12.00 per share for 20 trading days in any 30-trading-day period.

Selway paid Chardan Capital Markets LLC the following in consideration of its services in connection with the transactions described above:

•	Five percent of all equity consideration issued in the transaction.

•	Promissory notes having an aggregate principal amount of five percent of all promissory notes issued in connection with the transaction, on the same terms and conditions as the promissory notes issued in the transaction.

In addition, HCCA waived the condition to closing that a revolving credit facility in the aggregate amount of $5 million be in place at closing. Such facility subsequently closed on April 11, 2013 and is described in Item 1.01 to this report.

Following the transactions described above, none of Selway’s Series A shares and Units were outstanding and there were 839,965 shares of Selway’s Series B shares issued and outstanding, 9,703,494 shares of Selway’s Series C shares issued and outstanding, 2,296,250 public warrants issued and outstanding, warrants to purchase 1,000,000 shares of Selway common stock owned by the pre-initial public offering stockholders of Selway, and unit purchase options exercisable for 100,000 shares of Selway common stock and warrants to purchase 100,000 shares of Selway common stock.

The following table provides a reconciliation for each series of common stock for all issuances and cancellations in connection with the transactions described above:

Transaction (Holder)	Number of Shares
Series A Shares
Series A Shares Outstanding Prior to Merger	2,000,000
Series A Shares converted to Series B Shares	(839,965)
Series A Shares cancelled and converted to Series C Shares
Steve Oliveira	(499,000)
Wolfson Group	(165,049)
Bulldog Investors	(495,986)
(1,160,035)
Total Series A Shares cancelled in connection with the Merger	(2,000,000)
Series A Shares Outstanding Post-Merger	-

Series B Shares
Series B Shares Outstanding Prior to Merger	-
Series B Shares issued upon conversion of Series A Shares in the Merger	839,965
Series B Shares Outstanding Post-Merger	839,965

Series C Shares
Series C Shares Outstanding Prior to Merger	500,000
Series C Shares issued upon conversion of Series A Shares in Merger	1,160,035
Series C Shares issued upon cancellation of Founder Warrants	100,000
Series C Shares issued as consideration in the Merger	5,200,000
Series C Shares issued as Management Incentive Shares	1,500,000
Series C Shares issued to Chardan Capital for Advisory Services	335,000
Series C Shares issued to the Bridge Financing Noteholders	908,459
Total Series C Shares issued in connection with the Merger	9,203,494
Series C Shares Outstanding Post-Merger	9,703,494

Total Shares of Common Stock Post-Merger (All Series)	10,543,459

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BUSINESS

Selway is a company organized under the laws of the State of Delaware on January 12, 2011 to acquire, through a merger, capital stock exchange, asset acquisition, stock purchase or similar acquisition transaction, one or more operating businesses. Although we were not limited to a particular geographic region or industry, we focused on acquiring operating businesses in the United States. Until the acquisition of HCCA, Selway did not operate a business and its activities were limited to locating a business to acquire.

As a result of the closing of the Merger and the other transactions contemplated by the Agreement, Selway operates its business through its wholly owned subsidiary, Healthcare Corporation of America, or HCCA. HCCA is a rapidly growing Pharmacy Benefit Manager, or PBM. HCCA’s mission is to reduce prescription drug costs for clients while improving the quality of care. HCCA administers prescription drug benefit programs for employers who contract with HCCA directly in order to provide this component of healthcare benefits to their employees. HCCA also is the PBM for health benefit companies who partner with HCCA in order to provide prescription drug benefits along with their core offering, other health benefits like medical insurance, to their clients. HCCA’s growing customer base includes commercial clients of various sizes and industries, business associations and trade groups, and local government entities, labor unions and charitable and non-profit organizations. HCCA’s business model is firmly based on price transparency and proactive benefit cost management. HCCA’s brand in the marketplace is Prescription Corporation of America, or PCA.

HCCA is a New Jersey corporation incorporated on February 26, 2008. Selway’s and HCCA’s principal executive offices are located at 66 Ford Road, Suite 230, Denville, NJ 07834, and the telephone number at its principal executive office is 973-983-6300. HCCA maintains a website at www.hca-pca.com. The information contained in, or that can be accessed through, HCCA’s website is not part of, and is not incorporated into, this current report on Form 8-K or other filings we make with the SEC. Selway makes available free of charge on its website annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after it electronically files such material with, or furnishes it to, the SEC.

On May 9, 2013, Selway issued a Current Report on Form 8-K announcing that our Board of Directors, after consultation with, and upon recommendation from, our management, concluded the previously issued audited financial statements for the years ended December 31, 2011 and 2012 for HCCA, which Selway recently acquired and which is currently Selway’s subsidiary, should no longer be relied upon and that disclosure should be made, and action should be taken, to prevent future reliance on such financial statements. For a description of the basis for the Board’s determination, please see our Current Report on Form 8-K dated May 9, 2013, which description is incorporated by reference herein.

Our officers discussed the foregoing matters with our current independent registered public accounting firm, Thomas J. Harris, Certified Public Accountant, which was the auditor of HCCA’s financial statements. The Board of Directors authorized and directed that our officers take the appropriate and necessary actions to amend and restate the Original 8-K, pursuant to which HCCA’s financial statements were filed with the SEC. The restated financial statements reflecting the foregoing corrections are attached herein as Exhibits 99.1 and 99.2 to this Amendment.

Products and Services

HCCA’s primary products and services consist of a variety of Pharmacy Benefit Management (PBM) products, in addition to mail order pharmacy services. HCCA’s suite of PBM products provides flexible and cost-effective alternatives to traditional PBM offerings typically used by health plans, government agencies and employers. HCCA provides a broad range of pharmacy benefit management solutions to managed care organizations, self-insured employer groups, unions, third party healthcare plan administrators, and local government entities. HCCA’s PBM products include solutions for self-insured entities such as employers, townships, counties and unions, as well as smaller fully-funded entities that typically require a fixed cost structure. The majority of HCCA’s client base is currently in New Jersey, and HCCA plans to expand its services out of New Jersey.

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HCCA started its business by focusing on the needs of the local government market in New Jersey. HCCA believes that our growth to date has been the result of clients (we refer to employers contracting with HCCA as “clients” while the employees to whom HCCA provides services to are referred to as “members” throughout this document) finding HCCA’s transparent pricing model, and its resulting savings, more attractive than other options. A transparent PBM gives clients visibility into actual drug costs. This differs from the traditional PBM model, where actual drug spend may be kept deliberately vague, due to practices where a client is billed a price for a drug, while the PBM pays a lower effective price due to rebates or other spread pricing techniques. Conversely, HCCA’s model aligns HCCA with its clients’ interests.

HCCA has started to expand its business geographically, and also added products to address attractive market segments. HCCA’s PBM products include:

•	Fully-funded Programs: A fully-funded prescription benefit plan takes the risk of overpayment from the client and passes it to the PBM in exchange for a higher fixed monthly cost. In HCCA’s case, the risk passed on to the PBM is in turn passed to HCCA’s reinsurance partners, removing the risk of loss from any one client account. HCCA is able to arrive at a total fixed cost for the plan that incorporates all of the client’s requirements, delivers substantial cost savings, guarantees a certain monthly rate per member for the client, and provides HCCA with stable margins, while in turn providing HCCA’s client with a known fixed cost per member.

•	Self-Insured Programs: Larger organizations can take the risk of total drug spending varying, and traditionally provide the drug benefit to their employees on a self-insured basis. Under self-insurance, HCCA simply passes on the actual cost of drugs, and it generates revenue via administrative fees and rebates.

•	Rx Savings Solutions: These affordable plans marketed under the “Savings Solutions” brand feature generic only or generic and preferred brand drug formularies, allowing HCCA to provide lower cost alternatives. At this point, this program is most often employed by smaller businesses that want to provide prescription drug benefits to their employees but cannot afford a traditional fully-funded or self-funded plan.

•	Mail-Order Pharmacy: HCCA offers mail order pharmacy services to its PBM members. HCCA’s mail order pharmacy service gives members flexibility, privacy, and easy access to their maintenance medications while offering significant plan savings to the client because we are able to take advantage of lower purchase prices, allowing HCCA to pass along extra savings to its customers. Unlike other PBM providers who outsource their mail order pharmacy services, HCCA’s in-house pharmacy team operates its own mail order pharmacy directly from HCCA’s headquarters in Denville, New Jersey. HCCA believes this allows it to provide a higher standard of service and to assert greater control over fulfilling claims for members, as well as lowering costs.

On January 1, 2012, HCCA entered into a Management Services Agreement with Argus Health Systems (“Argus”) a provider of claims processing and related services. Pursuant to this agreement, HCCA engaged Argus as its exclusive claims processing service provider. The parties agreed to comply with applicable laws, including with respect to maintaining patient information confidential, and have agreed to customary indemnification obligations. The agreement provides that payment of all services are due within 15 days of invoicing, subject to good faith disputes. The initial term for the agreement with Argus is from January 1, 2012 through January 1, 2015, which term automatically renews for additional one year periods unless notice of non-renewal is made prior to a renewal, and can be terminated prior to such date upon a material uncured breach by the other party.

The Industry

According to IMS Health, or IMS, approximately 4.4 billion pharmacy prescriptions were written and filled in the United States during 2011 — representing a retail value in excess of $417 billion. Based on the factors described below, HCCA expects drug utilization rates to continue to rise in the future. HCCA estimates that the current market opportunity for HCCA’s services in its industry is significant and growing due to the following factors:

•	Aging population. According to the U.S. Census Bureau, the U.S. population is expected to age rapidly through 2030, when 19.5% of the population will be over the age of 65, compared to 12.0% in 2000. Older Americans require more medications than their younger counterparts — often 20 to 40 prescriptions annually, according to the Centers for Medicare and Medicaid Services, or CMS. According to the Kaiser Family Foundation, or Kaiser, the number of prescriptions purchased in the U.S. increased 39% from 1999 to 2009, while the population only grew 9%. The increase in prescriptions due to an aging population is expected to drive demand for senior-focused clinical programs and benefit plans which will address the prescription drug needs of an aging population.

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•	Rising drug prices. According to IMS, the U.S. pharmaceutical market is expected to grow at a 3% to 6% annual compound rate. Retail prescription prices have increased on average 3.6% annually between 2000 and 2009, according to Kaiser, a rate which is higher than the average inflation rate during that same period of 2.5%.

•	Health care reform. The health care reform law enacted in 2010 is estimated to provide drug coverage for an estimated 30-35 million people in the form of expanded Medicaid coverage, and this increases the PBM market by an estimated 20%, or $87.5 billion. In addition, the law may push more employers towards lower-cost prescription drug providers, which HCCA believes may create demand for transparent PBM products.

•	Generic pipeline. According to IMS, the generic share of the overall prescription drug market has increased from 67% in 2007 to 80% in 2011. Also according to IMS, over the next five years, $64 billion in branded drugs will come off patent in the U.S., fueling growth in the availability of generic equivalents. HCCA believes that this presents an opportunity for client cost savings and margin expansion for us. Generic drugs provide both immediate cost savings to the client and higher percent margins for HCCA’s business, despite the lower revenue.

Competition

HCCA competes with numerous companies that provide the same or similar services. HCCA’s competitors range from large publicly traded companies to several small and privately-owned companies, which compete for a significant part of the market. The principal competitive factors are quality of service, scope of available services, and price. The ability to be competitive is influenced by HCCA’s ability to negotiate prices with pharmacies, drug manufacturers, and third party rebate administrators. Market share for PBM services in the United States is highly concentrated, with a few national firms, such as recently merged leaders SXC Health Solutions, Inc./Catalyst and Medco Health Solutions, Inc./Express Scripts, Inc., along with CVS Caremark Corporation, controlling a significant share of prescription volume. Much of the rest, however, is divided among a combination of small regional PBM’s and so-called “captive” PBM’s, or subsidiaries of larger healthcare or hospital organizations. All told, HCCA believes there are an estimated 40-50 PBM’s operating in the United States, from the large players down to the small regional ones.

In addition, the recent merger activity between Express Scripts, Inc. and Medco Health Solutions, Inc., and between SXC Health Solutions, Inc. and Catalyst Health Solutions, Inc. signals that there may be further consolidation of these larger firms. Most of HCCA’s competitors have been in existence for longer periods of time and are better established, and some of them also have broader public recognition and substantially greater financial and marketing resources. However, the constant move towards consolidation may have the likely effect of encouraging clients to seek an alternative to their incumbent plan, opening an opportunity for a flexible, transparent, and client-focused alternative.

HCCA’s ability to attract and retain customers is substantially dependent on HCCA’s capability to provide competitive pricing, efficient and accurate claims management, client and member services and related reporting, clinical management services, and consulting services.

Competitive Strengths

HCCA believes that the following competitive strengths are the keys to its success:

•	Benefit Management, Plan Design and Cost Control: HCCA first determines the base cost of services rendered by the incumbent PBM. From that point, HCCA overlays its known costs with the data from the client in order to model program cost, always in consideration of restrictions or guidelines the potential client may have built into their Request for Proposal (RFP) for the contract, such as use of certain pharmacies, name-brand/generic mix, etc. Finally, based on the final calculus of these costs and savings, HCCA passes on a sizeable portion of the reduced cost to the customer, while retaining the remainder as profit. By eliminating spread pricing practices used by other market participants, HCCA is able to outbid the competition while at the same time delivering its clients confidence in the fairness of its pricing.

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•	Reinsurance: HCCA’s alliance with its reinsurance partners allows HCCA to guarantee savings and administer effective fixed cost plans. The reinsurance removes the risk of loss associated with HCCA’s guaranteed cost and fully-funded plans by stopping loss if drug spend is higher than HCCA projected. HCCA gives up some margin for this service, but eliminates the risk of loss.

•	Pharmacy Network: Through HCCA’s partner Argus, HCCA’s network features over 63,000 pharmacies nationwide, over 95% of pharmacies in the country. Argus processes claims on the level of the largest PBMs. Argus’ buying power allows HCCA to compete with much bigger PBMs, as it eliminates some of their price advantage when compared to HCCA. Due to these advantages, HCCA’s new clients experience a seamless transition to the plan, as it is accepted at nearly all pharmacies nationwide. When added to HCCA’s retail mail-order pharmacy, which provides steep discounts for customers while keeping all revenue in-house, HCCA’s network stands at a fairly equal footing with the largest PBM’s in the market. By exploiting this relationship, HCCA is able to deliver a higher degree of savings to its customers, and gain greater appeal in the contracting process due to the availability of the large network.

•	Price: HCCA’s partnership with Argus provides state-of-the-art electronic claims adjudication capabilities. Argus currently processes an aggregate of over 500 million pharmacy claims a year for a number of PBM providers. Due to this substantial market presence, it is generally able to negotiate drug prices far below that which PBM’s of comparable size to HCCA’s would otherwise be able to. Further, there are no fixed costs associated with this network, as all payments are set up on a per-prescription processed basis.

•	Unique and Innovative Programs:

ú	Patient Empowerment Program (PEP): This voluntary clinical management program provides members with a cash incentive to try brand-to-generic substitutions and therapeutic brand alternatives. PEP provides a small but worthwhile cash payment for each switch from brand to generic.

ú	Prescription Savings Card: HCCA’s prescription savings card program enables members and their families to realize savings of 15% to 75% on prescription drugs purchases through Argus’ nationwide network of over 64,000 retail pharmacies and HCCA’s mail-order retail pharmacy. This is a good marketing and promotion program.

Business Strategy

HCCA seeks to continue its rapid growth as a lower-cost, high customer service prescription services provider in the United States. Broadly defined, HCCA’s basic strategies are to expand HCCA’s customer base geographically and within the government sector, while at the same time pursuing unique new applications of HCCA’s knowledge and technology to higher margin businesses that can continue to diversify and expand its overall revenue stream. HCCA’s primary strategies by product line are:

Existing Programs

•	Fully-funded: Expand HCCA’s current base of customers through continued building and aggressive targeting of expiring PBM contracts, both directly with HCCA’s in-house sales force and through brokers. HCCA plans to continue to grow to include substantially more customers and believe there is ample opportunity to do so. With HCCA’s current revenues representing a fraction of one percent of the entire PBM market, and with HCCA’s current regional focus, there is substantial room for expansion both within the region and in the wider United States. HCCA’s marketing strategy includes continuing to build relationships with the broker and consultant community. These are the gatekeepers or main influencers for most employers’ benefit plans.

•	Self-Funded: Within the Self-Funded product line HCCA intends to follow a similar strategy of expansion within and outside the region and aggressive growth targeting as in the Fully-funded line. In general, Self-Funded clients are larger and the roll of the benefit consultant is very important. HCCA has established good working relationships with benefits consulting groups, and will continue to do so as a market strategy. HCCA’s direct sales force targets clients directly as well so that it is in the bidding process and receive requests for proposal.

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•	Partnerships with Healthcare Management Companies: In early 2012, HCCA executed its first agreement with a regional health benefits provider, whereby it created a privately labeled PBM product. This first partnership gives HCCA a market opportunity to sell its private-label PBM product to up 425,000 members in the New York and New Jersey area. HCCA’s private-label product is the companion drug benefit program for clients that elect to include a drug benefit with their health benefits purchase. HCCA believes the potential for expansion of its business is substantial given this deal, and it has begun to sell this product to clients. The healthcare management company’s sales force works closely with HCCA on these sales. The total opportunity, should all clients of this initial healthcare management company elect to purchase its drug benefit product, would be approximately a billion dollars in annual revenue. HCCA’s business plan, however, includes only minor penetration into the initial healthcare management company’s customer base with 2013 reaching only between 1-2% of its members via its private-label product. HCCA believes it can be the PBM for other health benefits providers in the future and it is actively exploring other opportunities with firms like these.

•	RX Savings Solutions: The Savings Solutions line offers a unique opportunity for rapid growth and higher margins as compared to the core PBM product lines. HCCA will continue to move aggressively to apply the Savings Solutions’ generic-based model to larger customers.

New and Future Programs

•	Long Term Care Pharmacy: HCCA plans to leverage its investments in our facilities and launch this program in 2014. Similar to HCCA’s mail order pharmacy, HCCA will provide prescriptions to Long Term Care facilities that do not have an in-house pharmacy. By applying institutional pharmaceutical knowledge and investment in specially-designed drug packaging machines, that distribute medications organized by patient and treatment schedule rather than by individual drug type, HCCA intends to apply our lower cost value proposition in its first health facility in 2014.

•	Worker’s Compensation: By applying the same basic techniques that have resulted in HCCA’s rapid growth in the traditional PBM sector, HCCA intends to expand into this specialized type of insurance in 2014. By essentially providing PBM services within this different structure, HCCA will open up a new market with wider margins and minimal need for regular customer support after the initial startup expense. HCCA’s client here is not an employer, but rather a worker’s compensation insurance company or self-insured workers’ compensation fund. These companies pay for worker claims related to injuries in the workplace, and HCCA believes it can offer similar savings to these companies, who are major drug buyers, as it does to its other clients.

Government Regulation

Various aspects of its business are governed by federal and state laws and regulations. Because sanctions may be imposed for violations of these laws, compliance is a significant operational requirement. HCCA believes that it is in substantial compliance with all existing legal requirements material to the operation of its business. There are, however, significant uncertainties involving the application of many of these legal requirements to its business. In addition, at any given time, there are numerous proposed health care laws and regulations at the federal and state levels, many of which could harm its business, results of operations, and financial condition. HCCA is unable to predict what additional federal or state legislation or regulatory initiatives may be enacted in the future relating to its business or the health care industry in general, or what effect any such legislation or regulations might have on HCCA. HCCA also cannot provide any assurance that federal or state governments will not impose additional restrictions or adopt interpretations of existing laws or regulations that could harm its business or financial performance.

Some of the state laws described below may be preempted in whole or in part by the Employee Retirement Income Security Act of 1974, as amended, or ERISA, which provides for comprehensive federal regulation of employee benefit plans. However, the scope of ERISA preemption is uncertain given the extensive and sometimes conflicting court rulings addressing the topic. HCCA also provides services to certain clients, such as governmental entities, that are not subject to ERISA.

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Federal Laws and Regulations Affecting HCCA

The following descriptions identify various federal laws and regulations that affect or may affect aspects of HCCA’s PBM business:

Legislation and Litigation Affecting Drug Prices

Average wholesale price, or AWP, is a standard pricing metric published by third party data sources and currently used throughout the pharmacy benefits industry as the basis for determining drug pricing under contracts with clients, pharmacies, and pharmaceutical manufacturers. The calculation and reporting of AWP have been the subject of investigations by federal and state governments and litigation brought against pharmaceutical manufacturers, as well as data services that report AWP. HCCA is not responsible for calculations, reports or payments of AWP; however, such investigations or lawsuits could impact its business because many of its customer contracts, pharmaceutical purchase agreements, retail network contracts and other agreements use AWP as a pricing benchmark. In March 2009, a federal district court gave final approval to settlement of class action lawsuits brought against First DataBank, or FDB, and Medi-Span, two primary sources of AWP reporting. Under the terms of the settlement, FDB and Medi-Span agreed, among other things, to reduce the reported AWP of certain prescription drugs by four percent effective September 26, 2009. FDB and Medi-Span also announced that they would discontinue publishing AWP within two years of the settlement. On September 3, 2009, a federal appeals court rejected challenges to the settlements, clearing the way for the AWP reductions to take effect.

Changes such as these, as well as any changes proposed by the federal government and the states regarding the reimbursement for drugs by Medicaid and Medicare, could impact its pricing to customers and other payors and could impact its ability to negotiate discounts with manufacturers, wholesalers, or retail pharmacies.

Federal Anti-Kickback/Fraud and Abuse Laws

The federal Anti-Kickback Statute, or AKS, is a criminal law that prohibits, among other things, an individual or entity from knowingly or willfully paying or receiving, subject to certain statutory exceptions and regulatory safe harbors, any remuneration, directly or indirectly, intended to induce: (1) a referral for the furnishing of any item or service for which payment may be made in whole or in part under a federal health care program, including Medicare, Medicaid and the Tricare Program, or (2) the purchase, lease, order or the arranging for or recommending of the purchase, lease, or order of items or services for which payment may be made in whole or in part under federal health care programs. Penalties for violating the AKS may include imprisonment, criminal and civil fines, and exclusion from participation in the federally-funded health care programs.

The AKS has been interpreted broadly by courts, the U.S. Department of Health & Human Services, or HHS, Office of Inspector General, or OIG, the agency charged with the enforcement of the AKS, and other administrative bodies. Because of the statute’s broad scope and the limited statutory exceptions, the OIG has established certain regulatory safe harbors which, if fully met, should immunize the parties from liability under the AKS. For example, safe harbors exist for certain properly disclosed and reported discounts received from vendors, certain investment interests, certain properly disclosed payments made by vendors to group purchasing organizations, certain personal services arrangements, and certain discount and payment arrangements between PBMs and HMO risk contractors serving Medicaid and Medicare members. A practice that does not fall within an exception or a safe harbor is not necessarily unlawful, but may be subject to scrutiny and challenge. Some, though not all, court opinions interpreting the AKS have focused primarily on the law’s intent requirement and have held that an arrangement will violate the AKS if any one purpose of the arrangement is to induce referrals or purchases, even if the payments at issue are also intended for a legitimate purpose. Thus, a violation of the statute may occur even if only one purpose of a payment arrangement is to induce patient referrals or purchases of products or services that are reimbursed by federal health care programs. Among the practices that have been identified by the OIG as potentially improper under the statute are certain product conversion programs in which benefits are given by drug manufacturers to pharmacists or physicians for changing a prescription, or recommending or requesting such a change, from one drug to another. The AKS has been cited as a partial basis, along with state consumer protection laws discussed below, for investigations and multi-state settlements relating to financial incentives provided by drug manufacturers to retail pharmacies as well as to PBMs in connection with such programs.

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In April 2003, the OIG published “Final OIG Compliance Program Guidance for Pharmaceutical Manufacturers” (the “Compliance Guidance”). The Compliance Guidance, which is directed toward pharmaceutical manufacturers, provides the OIG’s views on the fundamental elements of pharmaceutical manufacturer compliance programs. The Compliance Guidance also highlights several potentially risky arrangements for pharmaceutical manufacturers, including the provision of grants, “prebates” and “upfront payments” to PBMs to support disease management programs and therapeutic interchanges. In addition, the Compliance Guidance indicates that the provision of rebates or other payments to PBMs by pharmaceutical manufacturers may potentially trigger liability under the AKS if not properly structured and disclosed.

The Health Care Reform Laws made two important clarifications that significantly strengthen the government’s ability to enforce the AKS. First, the Health Care Reform Laws clarified that a person need not have actual knowledge of or specific intent to violate the AKS. Second, the Health Care Reform Laws made clear that a claim resulting from an AKS violation constitutes a false claim under the federal False Claims Act, or FCA. The provision codifies what some federal district courts had already held and significantly heightens the civil penalties HCCA could face for any alleged AKS violation.

Additionally, it is a crime under the Public Contract Anti-Kickback Act, for any person to knowingly and willfully offer or provide any remuneration to a prime contractor to the United States, including a contractor servicing federally funded health programs, in order to obtain favorable treatment in a subcontract. Violators of this law also may be subject to civil monetary penalties.

HCCA believes that it is in substantial compliance with the legal requirements imposed by such anti-kickback laws and regulations. However, it cannot assure you that it will not be subject to scrutiny or challenge under such laws or regulations. Any such challenge could harm HCCA’s business, results of operations, financial condition or cash flows.

Federal Statutes Prohibiting False Claims

The FCA imposes liability for knowingly making or causing to be made false claims to the government, including federal health care programs such as Medicare and Medicaid. For example, potential false claims include claims for services not rendered, or claims that misrepresent actual services rendered in order to obtain higher reimbursement. Private individuals may bring qui tam or whistleblower lawsuits against providers under the FCA, which authorizes the payment of a portion of any recovery to the individual bringing suit. Such actions are initially required to be filed under seal pending their review by the Department of Justice. Federal district courts have interpreted the FCA as applying to claims for reimbursement that violate the AKS or federal physician self-referral law (commonly referred to as the “Stark Law”) under certain circumstances. The Health Care Reform Laws expanded false claims liability by clarifying that an AKS violation can be a predicate for a false claim under the FCA and by adding a provision that imposes FCA liability on an individual or entity that fails to make a timely return of any overpayments received from Medicare or Medicaid. The FCA generally provides for the imposition of civil penalties and for treble damages, resulting in the possibility of substantial financial penalties for small billing errors that are replicated in a large number of claims, as each individual claim could be deemed to be a separate violation of the FCA. Criminal provisions that are similar to the FCA provide that a corporation may be fined if it is convicted of presenting to any federal agency a claim or making a statement that it knows to be false, fictitious or fraudulent to any federal agency.

ERISA Regulation

ERISA regulates certain aspects of employee pension and health benefit plans, including self-funded corporate health plans. HCCA has agreements with self-funded corporate health plans to provide PBM services, and therefore, HCCA is a service provider to ERISA plans. ERISA imposes duties on any person or entity that is a fiduciary with respect to the ERISA plan. HCCA administers pharmacy benefits for ERISA plans in accordance with plan design choices made by the ERISA plan sponsors. HCCA do not believe that the general conduct of its business subjects HCCA to the fiduciary obligations set forth by ERISA, except to the extent HCCA has specifically contracted with an ERISA plan sponsor to accept fiduciary responsibility for the limited purpose of addressing benefit claims and appeals. However, HCCA cannot assure you that the U.S. Department of Labor, or DOL, which is the agency that enforces ERISA, or a private litigant would not assert that the fiduciary obligations imposed by ERISA apply to certain aspects of its operations.

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Numerous lawsuits have been filed against various PBMs by private litigants, including Plan participants on behalf of an ERISA plan and by ERISA Plan sponsors, alleging that the PBMs are ERISA fiduciaries and that, in such capacity, they allegedly violated ERISA fiduciary duties in connection with certain business practices related to their respective contracts with retail pharmacy networks and/or pharmaceutical manufacturers.

ERISA also imposes civil and criminal liability on service providers to health plans and certain other persons if certain forms of illegal remuneration are made or received. These provisions of ERISA are similar, but not identical, to the federal healthcare Anti-Kickback Statute discussed above. In particular, ERISA does not provide the statutory and regulatory safe harbor exceptions incorporated into the federal healthcare Anti-Kickback Statute. Like the health care anti-kickback laws, the corresponding provisions of ERISA are written broadly and their application to particular cases is often uncertain. HCCA has implemented policies regarding, among other things, disclosure to health plan sponsors with respect to any commissions paid by or to it that might fall within the scope of such provisions and, accordingly, believes that HCCA is in substantial compliance with any applicable provisions of ERISA. However, HCCA cannot assure you that its policies in this regard would be found by the DOL and potential private litigants to meet the requirements of ERISA.

In addition, the DOL has recently issued several regulations that impose new fee disclosure rules on certain ERISA plans and their service providers. Those regulations do not currently apply to self-funded corporate health plans and their service providers, but the DOL has held hearings to discuss extending them in the future. As a result, HCCA is not yet able to assess the effect the regulations may have on its business.

FDA Regulation

The U.S. Food and Drug Administration, or FDA, generally has authority to regulate drug promotional materials that are disseminated by or on behalf of a drug manufacturer. The FDA also may inspect facilities in connection with procedures implemented to effect recalls of prescription drugs.

In addition, the FDA has authority to require the submission and implementation of a risk evaluation and mitigation strategy, or REMS, if the FDA determines that that a REMS is necessary for the safe and effective marketing of a drug. To the extent HCCA dispenses products subject to REMS requirements or provide REMS services to a pharmaceutical manufacturer, HCCA is subject to audit by the pharmaceutical manufacturer.

Antitrust Regulation

Various federal and state antitrust laws regulate trade and commerce with the objective of protecting the competitive process. Thus, Section One of the Sherman Act prohibits agreements that unreasonably restrain competition; Section Two of the Sherman Act prohibits monopolization and attempts to monopolize; Section Seven of the Clayton Act prohibits mergers and acquisitions which may substantially lessen competition; and the Robinson-Patman Act prohibits discriminating in price among different customers in certain circumstances. The interpretation of these broadly-worded statutes is left for the courts, and there is often uncertainty concerning the application of the antitrust laws to specific business practices. Successful plaintiffs in federal antitrust actions are always entitled to recover treble damages, as well as their attorneys’ fees. (In addition, virtually all states have antitrust statutes analogous to the Sherman Act, often including automatic treble damages and attorneys’ fees.)

Numerous retail pharmacies in the U.S. have filed lawsuits against pharmaceutical manufacturers, drug wholesalers, and PBMs challenging certain branded drug pricing practices under federal and state antitrust laws. The complaints alleged, in part, that the manufacturers gave, and the PBMs accepted, rebates and discounts on purchases of brand name prescription drugs, in violation of the Robinson-Patman Act, and that the manufacturers, drug wholesalers, and PBMs conspired in violation of the Sherman Act not to provide similar rebates and discounts to the plaintiff retail pharmacies. Although the Sherman Act allegations have been resolved, often with substantial settlements, certain Robinson-Patman Act claims continue to be litigated. The plaintiffs seek unspecified monetary damages, including trebled damages, injunctive relief against the alleged price discrimination, and attorneys’ fees.

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HCCA believes that it is in compliance with the legal requirements imposed by the antitrust laws. However, HCCA cannot assure you that it will not be subject to scrutiny or challenge under such laws. Any such challenge could harm its business, results of operations, financial condition, or cash flows.

State Laws and Regulations Affecting HCCA

The following descriptions identify various state laws and regulations that affect or may affect aspects of its PBM business:

State Anti-Kickback/False Claims Laws

Many states have laws and/or regulations similar to the AKS and the FCA described above, while several others are currently considering passing or strengthening false claims laws. Such state laws are not necessarily limited to services or items for which government-funded health care program payments may be made. Such state laws may be broad enough to include improper payments made in connection with services or items that are paid by commercial payors. Penalties for violating these state anti-kickback and false claims laws may include, but are not limited to, injunction, imprisonment, criminal and civil fines and exclusion from participation in the state Medicaid programs. Additionally, under the Deficit Reduction Act of 2005, discussed in greater detail below, states are incentivized to pass broad false claims legislation similar to the FCA, and there has been activity in several states during the past several years to do so.

HCCA believes that it is in substantial compliance with the legal requirements imposed by such laws and regulations. However, HCCA cannot assure you that it will not be subject to scrutiny or challenge under such laws or regulations. Any such challenge could harm its business, results of operations, financial condition or cash flows.

State Consumer Protection Laws

Most states have enacted consumer protection and deceptive trade practices laws that generally prohibit payments and other broad categories of conduct deemed harmful to consumers. These statutes may be enforced by states and/or private litigants. Such laws have been and continue to be the basis for investigations, prosecutions, and settlements of PBMs, initiated by state prosecutors as well as by private litigants.

HCCA believes that it is in substantial compliance with the legal requirements imposed by such laws and regulations. However, HCCA cannot assure you that it will not be subject to scrutiny or challenge under one or more of these laws, or under similar consumer protection theories.

State Comprehensive PBM Regulation

Legislation directly regulating PBM activities in a comprehensive manner has been introduced in a number of states. In addition, legislation has been proposed in some states seeking to impose fiduciary obligations or disclosure requirements on PBMs. The District of Columbia has enacted a statute imposing fiduciary and disclosure obligations on PBMs. Similarly, both North Dakota and South Dakota have relatively comprehensive PBM laws that, among other things, increase financial transparency and regulate therapeutic interchange programs. Each state that enacts such legislation requires HCCA to adapt its operations in that state, which could harm HCCA.

Many states have licensure or registration laws governing certain types of ancillary health care organizations, including preferred provider organizations, third-party administrators, or TPAs, companies that provide utilization review services, and companies that engage in the practices of a pharmacy. The scope of these laws differs significantly from state to state, and the application of such laws to the activities of PBMs often is unclear.

In addition, certain quasi-regulatory organizations, including the National Association of Boards of Pharmacy and the National Association of Insurance Commissioners, or NAIC, have issued model regulations or may propose future regulations concerning PBMs and/or PBM activities, and the National Committee for Quality Assurance, or NCQA, the Utilization Review Accreditation Commission, or URAC, or other credentialing organizations may provide voluntary standards regarding PBM activities. In 2007, for example, URAC finalized PBM accreditation standards for PBMs serving the commercially insured market. While the actions of these quasi-regulatory organizations do not have the force of law, they may influence states to adopt their requirements or recommendations as well as influence customer requirements for PBM services. Moreover, any standards established by these organizations could also impact its health plan customers and/or the services HCCA provides to them.

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Network Access Legislation

A majority of states now have some form of legislation affecting its ability to limit access to a pharmacy provider network (“any willing provider” legislation), or removal of a network provider, (“due process” legislation). Such legislation may require HCCA or its clients to admit any retail pharmacy willing to meet the plan’s price and other terms for network participation, or may provide that a provider may not be removed from a network except in compliance with certain procedures. These statutes have not materially affected its business.

State Legislation Affecting Plan or Benefit Design

Some states have enacted legislation that prohibits certain types of managed care plan sponsors from implementing certain restrictive design features, and many states have legislation regulating various aspects of managed care plans, including provisions relating to the pharmacy benefits. For example, some states, under so-called freedom of choice legislation, provide that members of the plan may not be required to use network providers, but must instead be provided with benefits even if they choose to use non-network providers. Other states have enacted legislation purporting to prohibit health plans from offering members financial incentives for use of mail service pharmacies. Legislation has been introduced in some states to prohibit or restrict therapeutic intervention, to require coverage of all FDA-approved drugs or to require coverage for off-label uses of drugs where those uses are recognized in peer-reviewed medical journals or reference compendia. Other states mandate coverage of certain benefits or conditions and require health plan coverage of specific drugs, if deemed medically necessary by the prescribing physician. Such legislation does not generally apply to HCCA directly, but may apply to certain of its clients, such as HMOs and health insurers. If legislation were to become widely adopted, it could have the effect of limiting the economic benefits achievable through PBMs. This development could harm HCCA’s business, results of operations, financial condition or cash flows.

State Regulation of Financial Risk Plans

Fee-for-service prescription drug plans are generally not subject to financial regulation by the states. However, if a PBM offers to provide prescription drug coverage on a capitated basis or otherwise accepts material financial risk in providing the benefit, laws in various states may regulate the plan. Such laws may require that the party at risk establish reserves or otherwise demonstrate financial responsibility. Laws that may apply in such cases include insurance laws, HMO laws or limited prepaid health service plan laws. Currently, HCCA does not believe that its PBM business incurs financial risk of the type subject to such regulation. However, if HCCA chooses to become a regional PDP for the Medicare outpatient prescription drug benefit at some time in the future, HCCA would need to comply with state laws governing risk-bearing entities in the states where HCCA operate a PDP.

State Discount Drug Card Regulation

Numerous states have laws and/or regulations regulating the selling, marketing, promoting, advertising or distributing of commercial discount drug cards for cash purchases. Such laws and regulations provide, generally, that any person may bring an action for damages or seek an injunction for violations. HCCA administers a limited commercial discount drug card program that HCCA does not consider material to its business. HCCA believes its administration of the commercial discount drug card program is in compliance with various state laws. However, HCCA cannot assure you that the existence of such laws will not materially impact its ability to offer certain new commercial products and/or services in the future.

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Combined Federal and State Laws, Regulations and Other Standards Affecting HCCA

Certain aspects of its PBM business are or may be affected by bodies of law that exist at both the federal and state levels and by other standard setting entities. Among these are the following:

Pharmacy Licensure and Regulation

HCCA is subject to state and federal statutes and regulations governing the operation of mail service pharmacies and the dispensing of controlled substances. The practice of pharmacy is generally regulated at the state level by state boards of pharmacy. Each of its pharmacies must be licensed in the state in which HCCA is located. Also, many of the states where HCCA delivers pharmaceuticals, including controlled substances, have laws and regulations that require out-of-state mail service pharmacies, such as HCCA, to register with that state’s board of pharmacy or similar regulatory body. Federal statutes and regulations govern the labeling, packaging, advertising and adulteration of prescription drugs and the dispensing of controlled substances. Federal controlled substance laws require HCCA to register its pharmacies with the United States Drug Enforcement Administration and to comply with security, record keeping, inventory control and labeling standards in order to dispense controlled substances. HCCA is also subject to certain federal and state laws affecting Internet-based pharmacies because HCCA dispense prescription drugs pursuant to refill orders received through its Internet websites, among other methods. Several states have proposed new laws to regulate Internet-based pharmacies, and federal regulation of Internet-based pharmacies by the FDA or another federal agency has also been proposed. Other statutes and regulations may affect its mail service operations. For example, the Federal Trade Commission, or FTC, requires mail service sellers of goods generally to engage in truthful advertising, to stock a reasonable supply of the products to be sold, to fill mail service orders within thirty days and to provide clients with refunds when appropriate. In addition, the United States Postal Service has statutory authority to restrict the transmission of drugs and medicines through the mail. Its pharmacists are subject to state regulation of the profession of pharmacy and employees engaged in a professional practice must satisfy applicable state licensing requirements.

Privacy and Confidentiality Legislation

Its activities involve the receipt, use and disclosure of confidential health information, including disclosure of the confidential information to a customer’s health benefit plan, as permitted in accordance with applicable federal and state privacy laws. In addition, HCCA use and disclose data that was identifying information removed for analytical and other purposes. Many state laws restrict the use and disclosure of confidential medical information, and similar new legislative and regulatory initiatives are underway at the state and federal level. To date, no such laws presently have adversely impacted its ability to provide its services, but HCCA cannot assure you that federal or state governments will not enact such legislation, impose restrictions or adopt interpretations of existing laws that could harm its business, results of operations, financial condition or cash flows.

The Health Insurance Portability and Accountability Act of 1996 and the regulations issued thereunder (collectively “HIPAA”) impose extensive requirements on the way in which health plans, healthcare providers that engage in certain electronic financial and administrative transactions covered by HIPAA, and healthcare clearinghouses (known as “covered entities”) and the persons or entities that use or disclose protected health information, or PHI, to provide services to covered entities or to perform functions on their behalf (known as “business associates”), use, disclose and safeguard PHI, including requirements to protect the integrity, availability and confidentiality of electronic PHI. Many of these obligations were expanded under the Health Information Technology for Economic and Clinic Health Act (the “HITECH Act”), passed as part of the American Recovery and Reinvestment Act of 2009.

The final privacy regulations, which is referred to as the Privacy Rule, issued by the Office for Civil Rights, or OCR, of HHS pursuant to HIPAA, give individuals the right to know how their PHI is used and disclosed, as well as the right to access, amend and obtain information concerning certain disclosures of PHI. Covered entities, such as pharmacies and health plans, are required to provide a written Notice of Privacy Practices to individuals that describes how the entity uses and discloses PHI, and how individuals may exercise their rights with respect to their PHI. For most uses and disclosures of PHI other than for treatment, payment, healthcare operations and certain public policy purposes, HIPAA generally requires that covered entities obtain a valid written individual authorization. In most cases, use or disclosure of PHI must be limited to the minimum necessary to achieve the purpose of the use or disclosure.

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HCCA is a covered entity under HIPAA in connection with its operation of a mail service pharmacy.

In connection with its other activities that require access to PHI, HCCA is not considered a covered entity. However, its health plan clients and pharmacy customers are covered entities, and are required to enter into business associate agreements with vendors, such as PBMs, that perform a function or activity for the covered entity that involves the use or disclosure of individually identifiable health information. The business associate agreements mandated by the Privacy Rule create a contractual obligation for the business associate to perform its duties for the covered entity in compliance with the Privacy Rule. Effective February 17, 2010, the HITECH Act created a statutory obligation for HCCA, when HCCA acts as a business associate, to satisfy certain aspects of the Privacy Rule and the final HIPAA security regulations.

If HCCA fails to comply with HIPAA or its policies and procedures are not sufficient to prevent the unauthorized disclosure of PHI, HCCA could be subject to liability, fines and lawsuits under federal and state privacy laws, consumer protection statutes and other laws. Criminal penalties and civil sanctions may be imposed for failing to comply with HIPAA standards either as a covered entity or business associate, and these penalties and sanctions have significantly increased under the HITECH Act. In February 2011, OCR, the agency responsible for enforcing HIPAA and HITECH, issued the first civil monetary penalty ever imposed for a covered entity’s violation of the HIPAA Privacy Rule. Additionally, the HITECH Act requires OCR to conduct periodic compliance audits. Continued enforcement actions are likely to occur in the future. Furthermore, HITECH provides authority to state attorney generals to bring actions in federal court for violations of HIPAA on behalf of state residents harmed by such violations.

The final transactions and code sets regulation (the “Transaction Rule”) promulgated under HIPAA requires that all covered entities that engage in certain electronic transactions use standardized formats and code sets. HCCA, in its role as a business associate of a covered entity, must conduct such transactions in accordance with the Transaction Rule. HHS promulgated a National Provider Identifiers, or NPI, Final Rule which requires health plans to utilize NPIs in all Standard Transactions. NPIs replaced National Association of Boards of Pharmacy numbers for pharmacies, Drug Enforcement Agency numbers for physicians and similar identifiers for other health care providers for purposes of identifying providers in connection with HIPAA standard transactions. HCCA has undertaken the necessary arrangements to ensure that its standard transactions remain compliant with the Transaction Rule subsequent to the implementation of the NPI Final Rule.

The final security regulations (the “Security Rule”) issued pursuant to HIPAA mandate the use of administrative, physical, and technical safeguards to protect the confidentiality of electronic PHI. As with the other two rules issued pursuant to HIPAA, the Security Rule applies to covered entities, and certain aspects of the Security Rule also apply to business associates. HCCA has made the necessary arrangements to ensure compliance with the Security Rule for all aspects of its business.

HCCA must also comply with the “breach notification” regulations, which implement provisions of the HITECH Act. Under these regulations, covered entities must promptly notify affected individuals and the HHS Secretary in the case of a breach of “unsecured PHI,” as well as the media in cases where a breach affects more than 500 individuals. Breaches affecting fewer than 500 individuals must be reported to the HHS Secretary on an annual basis. The regulations also require business associates of covered entities to notify the covered entity of breaches at or by the business associate. HCCA has taken and continues to take reasonable steps to reduce the amount of unsecured PHI HCCA handles.

In addition, final regulations governing a covered entity’s obligation to provide are available upon individual request. A recently released proposed rule, if finalized, would require covered entities to develop systems to monitor which of their employees’ and business associates’ access an individual’s electronic PHI, at what time and date access occurs, and the action taken during the access session (e.g., modification, deletion, viewing). The proposed rule would also require information on access to electronic designated record sets held by business associates. The proposed regulations could impose significant burdens on covered entities and business associates that result from having to take reports generated for internal purposes and modify them for disclosure to patients or health plan enrollees.

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While new and future legal interpretations could alter its assessment of its efforts to comply with provisions of HIPAA, the HITECH Act, and the Health Care Reform Laws that govern the privacy, security and standardization of health care information and transactions, HCCA currently believes that compliance with these legal authorities should not harm its business operations.

Pursuant to HIPAA, state laws that are more protective of PHI are not pre-empted. Therefore, to the extent states continue to enact more protective legislation, HCCA could be required to make significant changes to its business operations.

Independent of any regulatory restrictions, individual health plan clients could increase limitations on their use of medical information, which could prevent HCCA from offering certain services.

The Health Care Reform Laws

On March 23, 2010, the President of the United States signed into law the most comprehensive change to America’s healthcare system in decades. The Health Care Reform Laws contain a variety of provisions that could have a significant impact on HCCA and its customers. The Health Care Reform Laws provide the opportunity for significant expansion of HCCA’s PBM activities. These potential benefits are the result of an expected increase in the number of individuals with health insurance and the potential increase in demand for pharmaceutical products and services.

However, the Health Care Reform Laws also present great uncertainty for HCCA and potential risks to its operations and financial success. The Health Care Reform Laws contain many provisions intended to reduce the government’s healthcare costs through reimbursement reductions, alternative payment methods, and ongoing studies of healthcare reimbursement systems. For example, the Health Care Reform Laws establish the Independent Payment Advisory Board, or IPAB, which is designed to make proposals as early as 2014 to reduce the per capita rate of growth in Medicare spending in years when that growth exceeds established targets. Another potential source of reimbursement uncertainty is the newly established Center for Medicare and Medicaid Innovation, or CMMI, which is designed to test the cost-cutting efficacy of innovative payment service delivery systems through demonstration projects. These types of provisions could have a significant impact on the profitability of HCCA and its customers, particularly because of the unpredictability of the proposals that could be generated by the IPAB and the CMMI.

The Health Care Reform Laws also require PBMs to disclose certain information, including discounts and rebates obtained from pharmaceutical manufacturers, to PDP or MA-PD plan sponsors or qualified health benefits plans offered through an exchange. In addition, the Health Care Reform Laws change the calculation of Medicaid rebates in a way that could increase or decrease pharmaceutical manufacturers’ incentive to provide discounts and rebates to PBMs. These changes could have a negative impact on HCCA’s revenues or business model. Additionally, the Health Care Reform Laws expand existing fraud and abuse provisions and significantly increase the resources available to the federal government to pursue fraud and abuse issues, which could expose HCCA to greater scrutiny and possibly significant financial liability. For example, the Health Care Reform Laws extend the treble damages available for violations of the FCA to violations relating to the state-based health insurance exchanges created by the Health Care Reform Laws. Moreover, the Health Care Reform Laws establish new civil monetary penalties: $15,000 daily for failure to grant timely access to the OIG for the purposes of audits or investigations and $50,000 for each false record or statement knowingly submitted or caused to be submitted for payment of items furnished under a federal health care program. As a result, HCCA may be forced to expend greater resources on monitoring and compliance programs and legal fees. Similarly, its customers may be subject to greater scrutiny and financial liability, which could indirectly put pressure on its financial relationships with those customers.

Aside from particular provisions of the Health Care Reform Laws, there is significant uncertainty about the implementation of the Health Care Reform Laws, likely through hundreds of new regulations, guidance documents, and other policy statements that could result in significant changes to its business model and the healthcare economy as a whole.

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Political developments also continue to contribute to the uncertainty surrounding implementation of the Health Care Reform Laws. The Health Care Reform Laws will likely play an important role in the November 2012 elections, results of which may affect the timing, manner, and predictability of the Health Care Reform Laws’ regulatory implementation. The resulting unpredictability creates significant uncertainty for HCCA and its customers about the structure and regulatory environment of the healthcare market and future revenue sources.

Future Regulation

HCCA is unable to predict accurately what, if any, additional federal or state legislation or regulatory initiatives may be enacted in the future relating to its businesses or the health care industry in general, or what effect any such legislation or regulations might have on it. For example, the federal government and several state governments have considered the Patients’ Bill of Rights and other similar legislation aimed primarily at improving quality of care provided to individuals in managed care plans. Some of the initiatives would provide greater access to drugs not included on health plan formularies, giving participants the right to sue their health plan for malpractice, and mandating an appeals or grievance process. HCCA cannot assure you that federal or state governments will not impose additional restrictions, via a Patients’ Bill of Rights or otherwise, or adopt interpretations of existing laws that could harm its business, results of operations, financial condition or cash flows.

Employees

As of December 31, 2012, HCCA had 52 employees, primarily located in Denville, New Jersey, who work full time for us. HCCA has never had a work stoppage. HCCA’s personnel are not represented by any collective bargaining unit and are not unionized. HCCA considers its relations with its personnel to be good. HCCA’s future success will depend, in part, on its ability to continue to attract, retain, and motivate highly qualified technical and managerial personnel, for whom competition is intense.

Customers

As of December 31, 2012, HCCA had 64 customers. In 2012, no single customer accounted for 10% or more of HCCA’s revenue. Only one customer accounted for more than 10% of 2011 revenue. This customer was the Middlesex County in New Jersey, representing 64% of revenue in 2011. Middlesex County was not a customer of HCCA in 2012. HCCA expects customer concentration, measured as the percent of total annual revenue that a single customer represents, to lessen even further over time as more customers contract with it.

HCCA’s customer base is drawn from several sources. In the fully-funded line, HCCA clients tend to be smaller private employers and school boards, with anywhere from 15-700 members each. HCCA’s self-funded line is generally made up of larger government organizations and trade unions, with an increasing trend towards acquiring the business of larger and higher echelon governmental organizations. For RX Savings Solutions, HCCA’s current customer base consists of very small companies and partnerships, with an upcoming shift to community-based healthcare programs. As HCCA grows new product lines, it will be expanding to reach certain types of clinics, nursing facilities, and worker’s insurance.

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RISK FACTORS

Industry Risks

We have restated our financial statements in the past and may be required to do so in the future.

We have restated certain financial information in the past, including by issuing restated financial information for the years ended December 31, 2011 and 2012. The preparation of financial statements in accordance with U.S. GAAP involves making estimates, judgments, interpretations and assumptions that affect reported amounts of assets, liabilities, revenues, expenses and income. These estimates, judgments, interpretations and assumptions are often inherently imprecise or uncertain, and any necessary revisions to prior estimates, judgments, interpretations or assumptions could lead to further restatements. Any such restatement or correction may be highly time consuming, may require substantial attention from management and significant accounting costs, may result in adverse regulatory actions by the SEC and/or stockholder litigation, may cause us to fail to meet our reporting obligations and/or may cause investors to lose confidence in our reported financial information, leading to a decline in our stock price.

HCCA’s future growth is dependent on further market acceptance and increased market penetration of its products.

HCCA’s business model depends on its ability to sell its products and services. Achieving increased market acceptance of its products and services will require substantial sales and marketing efforts and the expenditure of significant financial and other resources to create awareness and demand by participants in the pharmaceutical supply chain. Additionally, payors, which may have invested substantial resources in other methods of conducting business and exchanging information, may be reluctant to purchase its products and services.

HCCA cannot be assured that payors will purchase its products and services. If HCCA fails to achieve broad acceptance of its products and services by payors, and other healthcare industry participants, or if HCCA fails to position its services as a preferred method for pharmaceutical healthcare delivery, its business, financial condition, and results of operations will be harmed.

Competition in HCCA’s industry is intense and HCCA competes against companies with greater resources than it has, which could limit its growth potential.

The PBM industry is very competitive. If HCCA does not compete effectively, its business, results of operations, financial condition or cash flows could suffer. The industry is highly consolidated and dominated by a few large companies with significant resources, purchasing power, and other competitive advantages, which HCCA does not have. A limited number of firms, including national PBM companies, such as SXC Health Solutions, Inc., Medco Health Solutions, Inc., Express Scripts, Inc. and CVS Caremark Corporation, control a significant share of prescription volume. Moreover, the recent merger activity between Express Scripts, Inc. and Medco Health Solutions, Inc., and between SXC Health Solutions, Inc. and Catalyst Health Solutions, Inc. may further increase the market share of HCCA’s competitors. Its competitors also include drug retailers, physician practice management companies, and insurance companies/health maintenance organizations. HCCA may also experience competition from other sources in the future. PBM companies compete primarily on the basis of price, service, reporting capabilities and clinical services. In most cases, HCCA’s competitors are large, profitable, and well-established companies with substantially greater financial and marketing resources than HCCA has. HCCA’s limited resources may make it more difficult for HCCA to compete with the larger companies in its industry and limits its growth.

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Consolidation in the healthcare industry could harm HCCA’s business, financial condition and results of operations.

Many healthcare industry participants are consolidating to create integrated healthcare delivery systems with greater market power. As provider networks and managed care organizations consolidate, thereby decreasing the number of market participants, competition to provide products, and services like HCCA’s will become more intense, and the importance of establishing relationships with key industry participants will become greater. In addition, industry participants may try to use their market power to negotiate price reductions for its products and services. Further, consolidation of management and billing services through integrated delivery systems may decrease demand for its products. If HCCA is forced to reduce prices as a result of either an imbalance of market power or decreased demand for its products, revenue would be reduced and HCCA could become significantly less profitable.

Future changes in laws or regulations in the healthcare industry could harm HCCA’s business.

The healthcare industry is highly regulated and is subject to changing political, economic, and regulatory influences. For example, the Balanced Budget Act of 1997 (Public Law 105-32) contained significant changes to Medicare and Medicaid and had an impact for several years on healthcare providers’ ability to invest in capital intensive systems. In addition, HIPAA, as amended by the HITECH Act directly impact the healthcare industry by requiring various security and privacy measures in order to ensure the protection of patient health information. More recently, increased government involvement in healthcare, such as the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (Public Law 108-173), which is referred to as the Medicare Modernization Act or MMA, which introduced the Medicare Part D benefit, effective January 1, 2006, the Deficit Reduction Act of 2005 (Public Law 109-171), or DRA, the Medicare Improvements for Patients and Providers Act of 2008 (Public Law 110-275) , or MIPPA, the American Recovery and Reinvestment Act of 2009, the Patient Protection and Affordable Care Act (Public Law 111-148) , or PPACA, and the Health Care and Education Reconciliation Act of 2010 (Public Law 111-152), which amends the PPACA (collectively, the “Health Care Reform Laws”), and other U.S. initiatives at both the federal and state level could lower reimbursement rates and otherwise change the business environment of its customers and the other entities with which HCCA has a business relationship. Further, existing laws and regulations are subject to changing interpretation by courts, regulatory agencies, and agency officials. PBMs have also increasingly become the target of federal and state litigation over practices relating to drug switching, handling of rebates, and fiduciary duties.

These factors affect PBMs directly, as well as impacting the purchasing practices and operation of healthcare organizations. For example, the Health Care Reform Laws impose new transparency requirements on PBMs, and the CMS issued a proposed rule implementing these requirements in October 2011. Among other requirements, the new transparency regulations propose to require PBMs to report certain data to the Secretary of the DHHS, including, for example, aggregate rebates and discounts received by the PBM, the percentage of prescriptions that were provided through retail pharmacies compared to mail order pharmacies, and the aggregate amount of the rebates that are received by the PBM and passed through to a Medicare Part D plan, a Medicare Advantage Prescription Drug Plan, or a state exchange. The Health Care Reform Laws also contain programs to reform or amend the U.S. healthcare system and to change healthcare financing and reimbursement systems. These reforms are expected to increase the number of individuals who have health insurance coverage and expand the market for pharmaceutical products. However, healthcare industry participants may also respond by reducing their investments or postponing investment decisions, including investments in its product offerings. Moreover, the manner and timing of implementation and portions of the law’s constitutionality remain uncertain. The healthcare industry is expected to continue to undergo significant changes for the foreseeable future, and HCCA cannot predict the effect of possible future legislation and regulation on its business, financial condition and results of operations.

The worker’s compensation industry is also highly regulated and subject to various political, economic and regulatory influences. State Departments of Insurance in many key states have set forth maximum state fee schedules for worker’s compensation provider reimbursement. These maximum fee schedules may be reduced by regulators at any time to the detriment of PBMs and providers. Any willing provider statutes are also significant in worker’s compensation because non-network pharmacies may seek reimbursement at rates higher than Company contracted pharmacies, thereby driving up reimbursement costs.

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Business Risks

Pending litigation could have a material, adverse effect on our business, financial condition, liquidity, results of operations and cash flows.

From time to time we are engaged in lawsuits which may require significant management time and attention and legal expense, and may result in an unfavorable outcome, which could have a material, adverse effect on our business, financial condition, liquidity, results of operations and cash flows. Current estimates of loss regarding pending litigation are based on information that is then available to us and may not reflect any particular final outcome. The results of rulings, judgments or settlements of pending litigation may result in financial liability that is materially higher than what management has estimated at this time. We make no assurances that we will not be subject to liability with respect to current or future litigation. We maintain various forms of insurance coverage. However, substantial rulings, judgments or settlements could exceed the amount of insurance coverage or could be excluded under the terms of an existing insurance policy.

During 2012, HCCA filed suit against its past adjudicator of claims for overcharges, over payment on claims, errors and misclassifications, and rebates owed from drug manufacturers for over $5 million, of which a portion may be passed through to certain clients. The adjudicator of claims filed a counterclaim in the amount of $2.9 million (net of amounts due to HCCA) for amounts it claims are owed to it by HCCA. If we are required to pay the $2.9 million that the adjudicator of claims made a counterclaim for, it could limit our operations and plans for expansion.

HCCA is dependent on key customers, the loss of which could significantly harm HCCA’s results of operations.

HCCA generates a significant portion of its revenue from a small number of customers (73 at present). HCCA’s largest customer, East Orange New Jersey Board of Education, accounts for 10.3% of HCCA’s annual December 2012 revenue. No other customers account for more than 10% of HCCA’s total revenue.

Although HCCA continually seeks to diversify its customer base, HCCA may be unable to offset the effects of an adverse change in one of its key customer relationships. For example, if HCCA’s existing customers elect not to renew their contracts with HCCA at the expiry of the current terms of those contracts, or reduce the level of service offerings it provides, HCCA’s recurring revenue base will be reduced, which could harm its results of operations. If the healthcare benefits industry or HCCA’s customers in the healthcare benefits industry experience problems, they may curtail spending on HCCA products and services and HCCA’s business and financial results could be harmed.

Costs and uncertainty associated with competitive bidding for client contracts could significantly harm HCCA’s results of operations.

Many of HCCA’s clients put their contracts out for competitive bidding prior to expiration. Competitive bidding requires costly and time-consuming efforts on HCCA’s behalf. HCCA could lose clients if such clients cancel their agreements, if HCCA fails to win a competitive bid at the time of contract renewal, if the financial condition of any of HCCA’s private clients deteriorates or if HCCA’s clients are acquired by, or acquire, companies with which HCCA does not have contracts. HCCA often competes against much larger companies or PBMs which are captive, that is, they are subsidiaries of large medical insurance or other health benefit companies. These may have more substantial buying power and may lower their prices to win business further than HCCA can afford to.

Due to the term of HCCA’s contracts with customers, if HCCA is unable to renew those contracts at the same service levels previously provided, or at all, or replace any lost customers, HCCA’s future business and results of operations would be harmed.

HCCA’s contracts with customers generally do not have terms longer than one year and, in some cases, are terminable by the customer on relatively short notice. HCCA’s larger customers generally seek bids from other PBM providers in advance of the expiration of their contracts. There is no guarantee that HCCA will win contacts as they expire, and HCCA must continue to provide savings and quality service at lower cost in order to retain business. At some point it may not be profitable for HCCA to retain certain clients if competition undercuts it.

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If HCCA’s relationship with healthcare management companies ends, HCCA’s growth will be negatively impacted.

HCCA has created a private label product a for a healthcare management company, which has approximately 425,000 members. If this relationship ends it would severely limit HCCA’s growth as this captured base of clients is a large source of sales leads and a key driver of HCCA’s revenue in the near term. HCCA is exploring other relationships with healthcare management companies, but the initial partnership is material to HCCA’s near term revenue and new partnerships would likely only meaningfully impact its revenue in late 2013 or 2014.

If HCCA loses relationships with one or more key pharmaceutical manufacturers or if rebate payments it receives from pharmaceutical manufacturers and rebate processing service providers decline, HCCA’s business, results of operations, financial condition or cash flows could be negatively impacted.

HCCA receives fees from a rebate clearing house aggregator based on the use of selected drugs by members of health plans sponsored by its clients, as well as fees for other programs and services. HCCA believes its business, results of operations, financial condition or cash flows could suffer if:

•	the rebate aggregator loses relationships with one or more key pharmaceutical manufacturers;

•	the rebate aggregator is unable to finalize rebate contracts with one or more key pharmaceutical manufacturers in the future, or is unable to negotiate interim arrangements;

•	rebates decline due to failure of the rebate aggregator to meet market share or other thresholds;

•	legal restrictions are imposed on the ability of pharmaceutical manufacturers to offer rebates or purchase HCCA’s programs or services;

•	pharmaceutical manufactures choose not to offer rebates or purchase HCCA’s programs or services; or

•	rebates decline due to contract branded products losing their patents.

Government efforts to reduce health care costs and alter health care financing practices could lead to a decreased demand for HCCA’s services or to reduced rebates from manufacturers.

The Health Care Reform Laws and other proposals considered by Congress related to health care, could impact PBMs directly (e.g. requiring disclosure of information about pricing and product switches), or indirectly (e.g. modifying reimbursement rates for pharmaceutical manufacturers participating in government programs). The Health Care Reform Laws and other health care related proposals may increase government involvement in healthcare and regulation of PBM, pharmacy services and managed care plans, or otherwise change the way that HCCA does business. Some of these initiatives would, among other things, require that health plan members have greater access to drugs not included on a plan’s formulary and give health plan members the right to sue their health plans for malpractice when they have been denied care. Health plan sponsors may react to the Health Care Reform Laws or other health care related proposals and the uncertainty surrounding them by cutting back or delaying the purchase of HCCA’s PBM services, and manufacturers may react by reducing rebates or reducing supplies of certain products. These proposals could lead to a decreased demand for HCCA’s services or to reduced rebates from manufacturers. HCCA cannot predict what effect, if any, these proposals may have on HCCA’s businesses. PBMs have recently been subject to enhanced political scrutiny as certain U.S. Senators have criticized PBMs for entering into agreements with manufacturers to allegedly limit access to generic products and for allegedly contributing to over-utilization and off-label use of some antipsychotic drugs. This enhanced scrutiny may result in increased audits or examination of the PBM industry. Further, in the FY 2012 Workplan, the DHHS Office of Inspector General, or OIG, has also indicated intent to focus on PBMs, with plans to review the rebates collected by Medicare Part D sponsors and PBMs and analyze whether there are any discrepancies between the rebate amounts negotiated between PBMs and manufacturers and the actual rebates paid. Other legislative or market-driven changes in the healthcare system that HCCA cannot anticipate could also harm its business, financial condition and results of operations.

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Prescription volumes may decline, and HCCA’s net revenues and profitability may be negatively impacted, if the safety risk profiles of drugs increase or if drugs are withdrawn from the market, including as a result of manufacturing issues, or if prescription drugs transition to over-the-counter products.

HCCA dispenses significant volumes of brand-name and generic drugs from its mail-order pharmacy. When increased safety risk profiles or manufacturing issues of specific drugs or classes of drugs result in utilization decreases, physicians may cease writing or otherwise reduce the numbers of prescriptions for these drugs. Additionally, negative press regarding drugs with higher safety risk profiles may result in reduced global consumer demand for such drugs. On occasion, products are withdrawn by their manufacturers or transition to over-the-counter products. In cases where there are no acceptable prescription drug equivalents or alternatives for these prescription drugs, HCCA’s volumes, net revenues, profitability and cash flows may decline.

HCCA’s operations are vulnerable to interruption by damage from a variety of sources, many of which are not within HCCA’s control.

The success of HCCA’s business depends in part on its ability to operate its systems without interruption. HCCA’s systems are vulnerable to, among other things, power loss and telecommunications failures, software and hardware errors, failures or crashes, computer viruses and similar disruptive problems, and fire, flood, and other natural disasters. Although HCCA takes precautions to guard against and minimize damage from these and other potential risks, including implementing disaster recovery systems and procedures, they are often unpredictable and beyond our control. Any significant interruptions in HCCA’s services could damage its reputation in the marketplace and harm its business, financial condition and results of operations.

HCCA is subject to a number of existing laws, regulations, and industry initiatives, non-compliance with which could harm HCCA’s business, financial condition and results of operations.

HCCA could suffer civil and/or criminal penalties, lose customers, and be required to pay substantial damages or make significant changes to its operations if it fails to comply with complex and rapidly evolving laws and regulations.

During the past several years, the U.S. health care industry has been subject to an increase in government regulation at both the federal and state levels. Numerous state and federal laws and regulations affect HCCA’s business and operations. The categories include, but are not limited to:

•	health care fraud and abuse laws and regulations, including, but not limited to, the federal Anti-kickback Statute, the federal

•	Civil False Claims Act, and comparable state law counterparts, which prohibit certain types of payments and referrals as well as false claims made in connection with health benefit programs;

•	privacy and confidentiality laws and regulations, including those under HIPAA and HITECH;

•	ERISA and related regulations, which regulate many health care plans;

•	potential regulation of the PBM industry by the FDA;

•	Medicare prescription drug coverage laws and related regulations promulgated by CMS;

•	consumer protection and unfair trade practice laws and regulations;

•	various licensure laws, such as state insurance, managed care and third party administrator licensure laws;

•	pharmacy laws and regulations;

•	antitrust lawsuits challenging PBM pricing practices;

•	state legislation regulating PBMs or imposing fiduciary status on PBMs;

•	drug pricing legislation, including, but not limited to, “most favored nation” pricing and “unitary pricing” legislation;

•	other Medicare and Medicaid reimbursement regulations promulgated by CMS;

•	pending legislation regarding importation of drug products into the U.S.;

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•	legislation imposing benefit plan design restrictions, which limit how HCCA’s customers can design their drug benefit plans;

•	network pharmacy access laws, including, but not limited to, “any willing provider” and “due process” legislation, that affect aspects of HCCA’s pharmacy network contracts; and

•	formulary development and disclosure laws.

HCCA devotes significant operational and managerial resources to comply with these laws and regulations. Although HCCA has not been notified, and is not otherwise aware, of any material claim of non-compliance, HCCA cannot assure you that it is in compliance with all existing legal requirements material to its business. Different interpretations and enforcement policies of these laws and regulations could subject HCCA’s current practices to allegations of impropriety or illegality, or could require HCCA to make significant changes to its operations. In addition, HCCA cannot predict the impact of future legislation and regulatory changes on its business or assure you that HCCA will be able to obtain or maintain the regulatory approvals required to operate its business.

HCCA cannot predict whether or when future healthcare reform initiatives by U.S. federal or state, Canadian or other foreign regulatory authorities will be proposed, enacted or implemented or what impact those initiatives may have on HCCA’s business, financial condition or results of operations. Additionally, government regulation could alter the clinical workflow of physicians, hospitals, and other healthcare participants, thereby limiting the utility of HCCA’s products and services to existing and potential customers and resulting in a negative impact on market acceptance of HCCA’s products and services.

HCCA’s mail pharmacy is dependent on HCCA’s relationships with a limited number of suppliers, and the loss of any of these relationships could significantly impact HCCA’s ability to sustain and/or improve its financial performance.

HCCA acquires a substantial percentage of its mail order pharmacy prescription drug supply from a limited number of suppliers. HCCA’s agreements with these suppliers may be short-term and cancelable by either party without cause with a relatively short time-frame of prior notice. These agreements may limit HCCA’s ability to provide services for competing drugs during the term of the agreement and allow the supplier to distribute through channels other than HCCA. Further, certain of these agreements allow pricing and other terms of these relationships to be periodically adjusted for changing market conditions or required service levels. A termination or modification to any of these relationships could harm HCCA’s business, financial condition and results of operations. If any products HCCA distribute are in short supply for long periods of time, this could result in harm to HCCA’s business, financial condition and results of operations.

If HCCA’s security systems are breached, outsiders could gain access to information HCCA is required to keep confidential, and it could be subject to liability and customers could be deterred from using its services.

HCCA’s business relies on using the Internet to transmit confidential information. However, the difficulty of securely transmitting confidential information over the Internet has been a significant barrier to engaging in sensitive communications over the Internet, and is an important concern of HCCA’s existing and prospective customers. Publicized compromise of Internet security, including third-party misappropriation of patient information or other data, or a perception of any such security breach, may deter people from using the Internet for these purposes, which would result in an unwillingness to use HCCA’s systems to conduct transactions that involve transmitting confidential healthcare information. Further, if HCCA is unable to protect the physical and electronic security and privacy of its databases and transactions, it could be subject to potential liability and regulatory action, its reputation and customer relationships would be harmed, and its business, operations, and financial results may be harmed.

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HCCA is highly dependent on senior management and key employees. Competition for HCCA’s employees is intense, and HCCA may not be able to attract and retain the highly skilled employees that it needs to support its business.

HCCA’s success largely depends on the skills, experience, and continued efforts of HCCA’s management and other key personnel, and on HCCA’s ability to continue to attract, motivate, and retain highly qualified individuals. Competition for senior management and other key personnel is intense, and the pool of suitable candidates is limited. If HCCA loses the services of one or more of its key employees, HCCA may not be able to find a suitable replacement and its business, financial condition and results of operations could be harmed.

HCCA’s ability to provide high-quality services to its customers also depends in large part upon the experience and expertise of its employees generally. HCCA must attract and retain highly qualified personnel with a deep understanding of the healthcare and PBM industries. HCCA competes with a number of companies for experienced personnel and many of these companies, including customers and competitors, have greater resources than HCCA has and may be able to offer more attractive terms of employment. In addition, HCCA invests significant time and expense in training its employees, which increases their value to customers and competitors who may seek to recruit them and increases the cost of replacing them. If HCCA is unable to attract or retain qualified employees, the quality of its services could diminish and HCCA may be unable to meet its business and financial goals.

Risks Related to Our Securities

Funds held in the trust account may be subject to the claims of creditors, and the per share amount holders of our Series B Shares would receive upon the consummation of a post-acquisition tender offer or post-acquisition automatic trust liquidation could be less than $10.30 per share.

As a former innovative public acquisition company, we decided to engage in a post-acquisition tender offer or post-acquisition automatic trust liquidation, and funds will remain in trust up to August 14, 2013 and, therefore, the funds held in trust may be subject to the claims of the creditors of the target business during such period. Accordingly, the proceeds held in the trust account may be subject to claims that would take priority over the claims of the holders of our Series B Shares and, as a result, the per share trust account liquidation price could be less than a maximum of $10.30 per share due to the claims of such creditors.

If we fail to commence a post-acquisition tender offer within 30-days of the closing of the transaction with HCCA, or fail to complete a post-acquisition tender offer by August 14, 2013, as required by our Amended and Restated Certificate of Incorporation, then we will automatically liquidate the trust account and release to our public stockholders a pro rata portion of the trust account in exchange for their callable Series B Shares, without giving such stockholders the ability to choose to keep their shares.

If we fail to commence a tender offer within 30 days, or fail to complete a post-acquisition tender offer by August 14, 2013, of consummation of the Merger or if we elect to complete a post-acquisition automatic trust liquidation, we will automatically liquidate the trust account and release to our public stockholders, except for holders of Series C Shares, a pro rata portion of the trust account in exchange for all of their callable Series B Shares. Accordingly, an investment in our callable Series A Shares may result solely in a return equal to the pro rata portion of the trust account without interest, without the ability to choose to keep your shares in the combined company. While the holders of callable Series B Shares will automatically have their callable Series B Shares converted into the right to receive a pro-rata portion of a trust account, the holders of Series C Shares and public warrantholders will continue to hold those securities. Upon such automatic conversion, holders of callable Series B Shares will cease to have any rights as stockholders of our company, other than the right to receive a pro rata portion of the trust account, without interest accruing thereon.

We did not obtain a fairness opinion from an independent investment banking firm as to the fair market value of HCCA.

The fair market value of HCCA was determined by our board of directors based upon an analysis conducted by them (which may include an analysis of actual and potential sales, earnings, cash flow and/or book value), and we did not obtain an opinion from an unaffiliated, independent investment banking firm. Our stockholders must, therefore, rely solely on the judgment of our board of directors with respect to the determination of the fair market value of our initial acquisition transaction.

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If our securities become subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions, and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,000 or less and our securities have a market price per share of less than $5.00, transactions in our securities may be subject to the “penny stock” rules promulgated under the Exchange Act. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to the transaction prior to sale;

•	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our securities become subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

Our outstanding convertible or exercisable securities may adversely affect the market price of our securities, and make it more difficult to get future financing.

We currently have issued and outstanding securities convertible into or exercisable for 3,496,250 shares of our common stock. The sale or possibility of sale of the shares underlying these securities could have an adverse effect on the market price for our securities or our ability to obtain future financing. If and to the extent these securities are converted or exercised, you may experience dilution to your holdings.

You will not be able to exercise your redeemable public warrants by paying the exercise price in cash if we do not have an effective registration statement and a prospectus in place when you desire to do so.

No redeemable public warrants will be exercisable by paying the exercise price in cash unless at the time of such exercise we have a registration statement in effect under the Securities Act of 1933, as amended (the “Securities Act”) covering the common stock issuable upon the exercise of the redeemable public warrants and a current prospectus relating to such common stock. Under the terms of a redeemable warrant agreement between American Stock Transfer & Trust Company, LLC, as warrant agent, and us, we have agreed to use our best efforts to have a registration statement in effect covering common stock issuable upon exercise of the redeemable public warrants from the date the redeemable public warrants become exercisable and to maintain a current prospectus relating to common stock until the redeemable public warrants expire or are redeemed, and to take such action as is necessary to qualify the common stock issuable upon exercise of the redeemable public warrants for sale in those states in which our initial public offering was initially qualified. However, we cannot assure you that we will be able to do so. We have no obligation to settle the redeemable public warrants for cash.

Since a majority of the public warrant holders may amend all of the public warrants, your warrants may be changed to your disadvantage without your approval.

Amending the redeemable public warrants only requires the approval of a majority of the public warrant holders. Therefore, amendments may be made to your warrants without your approval. Such changes could be to your disadvantage.

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We may require stockholders who wish to redeem their shares to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.

We may require public stockholders exercising redemption rights in connection with to either tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System at any time up until the business day immediately preceding the consummation of our initial acquisition transaction. We will not require stockholders that hold shares electronically to convert their shares into physical certificates prior to tendering them. In order to obtain a physical certificate, a stockholder’s broker and/or clearing broker, the Depository Trust Company and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over the process, it may take significantly longer than two weeks to obtain a physical share certificate and you may not be able to redeem your shares in time. While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this fact. If it takes longer than we anticipate for stockholders to deliver their shares, stockholders who wish to exercise their redemption rights may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their shares.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Healthcare Corporation of America is a rapidly growing Pharmacy Benefit Manager, or PBM. Its mission is to reduce prescription drug costs for clients while improving the quality of care. HCCA administers prescription drug benefits programs for employers who contract with HCCA directly in order to provide this component of healthcare benefits to their employees. It also is the PBM for healthcare management companies who partner with HCCA in order to provide prescription drug benefits along with their core offering, other health benefits products, to their clients.

Restatement, Reclassification and Guidance

On May 9, 2013, we issued a Current Report on Form 8-K announcing that our Board of Directors, after consultation with, and upon recommendation from, our management, concluded the previously issued audited financial statements for the years ended December 31, 2011 and 2012 for HCCA, which Selway recently acquired and which is currently Selway’s subsidiary, should no longer be relied upon and that disclosure should be made, and action should be taken, to prevent future reliance on such financial statements. For a description of the basis for the Board’s determination, please see our Current Report on Form 8-K dated May 9, 2013, which description is incorporated by reference herein.

Our officers discussed the foregoing matters with our current independent registered public accounting firm, Thomas J. Harris, Certified Public Accountant, which was the auditor of HCCA’s financial statements. The Board of Directors authorized and directed that our officers take the appropriate and necessary actions to amend and restate the Original 8-K, pursuant to which HCCA’s financial statements were filed with the SEC. The restated financial statements reflecting the foregoing corrections are attached herein as Exhibits 99.1 and 99.2 to this Amendment.

The restated financial statements also include certain reclassifications related to revenue and cost of sales for the fiscal years ended December 31, 2011 and 2012. We previously disclosed in our Current Reports on Form 8-K filed on March 25, 2013 and April 16, 2013 HCCA’s practice of recognizing revenue from rebates as well as from its mail order pharmacy business. HCCA has reclassified these figures as decreases to cost of sales, with the exception of co-pays from members who order from its mail order facility. There is no impact on gross profit, nor is there an impact on operating expenses related to this reclassification. We believe this classification for revenues and cost of sales represents the practice of some of our largest competitors, including Catamaran.

Given the reclassification of certain revenues and cost of sales as described above, and given that these practices are now implemented in terms of HCCA’s revenue recognition, HCCA is reconciling its guidance to these practices. These changes in classification have no impact on HCCA’s gross profit, nor do they impact operating expenses. The table below reflects changes due to the restatement and reclassification on HCCA’s audited financial statements for the fiscal year ended December 31, 2012 and HCCA’s guidance for 2013.

(in $ million)	2012			Guidance 2013
	Restated and Reclassified	Restated (without Reclassification)	Original	Reclassified	Original
Revenue	$28.7	$37.4	$38.4	$61.7	$81.3

Cost of Sales	$24.1	$32.8	$31.7

Gross Profit	$4.6	$4.6	$6.8

Merger of HCCA and Selway Capital Acquisition Corporation

On January 25, 2013, an Agreement and Plan of Merger (the “Agreement”) was entered into by and among Selway, Selway Merger Sub, Inc., a New Jersey corporation and wholly owned subsidiary of Selway (“Merger Sub”), HCCA, PCA, Gary Sekulski, as the representative of the stockholders of HCCA, and Edmundo Gonzalez, as Selway’s representative. On April 10, 2013 (the “Closing Date”), the Merger and other transactions contemplated by the Agreement closed.

Pursuant to the Agreement, Merger Sub merged with and into HCCA, resulting in HCCA becoming a wholly owned subsidiary of Selway. PCA and PCA Benefits, Inc., a dormant entity, remain wholly owned subsidiaries of HCCA.

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Holders of all of the issued and outstanding shares of common stock of HCCA immediately prior to the time of the Merger had each of their shares of common stock of HCCA converted into the right to receive: (i) a proportional amount of 5,200,000 shares of Selway Series C common stock and promissory notes with an aggregate face value of $7,500,000 (collectively, the “Closing Payment”); plus (ii) a proportional amount of up to 2,800,000 shares of Selway common stock, if any, (the “Earnout Payment Shares”) issuable upon the combined company achieving certain consolidated gross revenue thresholds as more fully described below; plus (iii) the right to receive a proportional amount of the proceeds from the exercise of certain warrants being issued to Selway Capital Holdings, LLC, a Delaware limited liability company, Selway’s sponsor, as more fully described below. A portion of the Closing Payment (520,000 shares and promissory notes with an aggregate face value of $750,000) is being held in escrow for a period of 12 months following the Merger to satisfy indemnification obligations of the HCCA, if any, as more fully described below. The promissory notes included in the Closing Payment are non-interest bearing and subordinated to all senior debt of the combined company in the event of a default under such senior debt. The notes will be repaid from 75% of 25% of the combined company’s free cash-flow (defined as in the notes) in excess of $2,000,000. The combined company will be obligated to repay such notes if, among other events, there is a transaction that that results in a change of control of the combined company.

The Earnout Payment Shares, if any, will be issued as follows: (i) 1,400,000 shares if the combined company achieves consolidated gross revenue of $150,000,000 for the twelve months ended March 31, 2014 or June 30, 2014; and (ii) 1,400,000 shares if the combined company achieves consolidated gross revenue of $300,000,000 for the twelve months ended March 31, 2015 or June 30, 2015. In the event the combined company does not achieve the first earnout threshold, but does achieve the second earnout threshold, then all of the Earnout Payment Shares shall be issued. If the combined company consolidates, merges or transfers substantially all of its assets prior to June 30, 2015 at a valuation of at least $15.00 per share, then all of the Earnout Payment Shares not previously paid out shall be issued immediately prior to such transaction. If, prior to achieving either earnout threshold the combined company acquires another business in exchange for its equity or debt securities, then any remaining earnout thresholds may be adjusted by the independent members of the combined company’s board of directors in their sole discretion.

In addition at the time of the Merger certain members of HCCA’s management received an aggregate of 1,500,000 shares of Selway common stock , which shares were placed in Escrow to be released in three equal installments of 500,000 shares on each of September 30, 2013, June 30, 2014 and June 30, 2015. During the second quarter of 2013, HCCA expects to record a one-time charge reflecting the estimated market value of these shares at the time of their issuance. This one time charge is estimated to be up to $12 million.

In connection with a bridge financing (the “Bridge Financing”) completed by the HCCA in September 2012, HCCA issued 59.25 units, each unit consisting of 10,000 preferred shares and a promissory note with a face value of $100,000. At the time of the Merger, holders of all of the issued and outstanding shares of preferred stock of HCCA, by virtue of the Merger, had each of their shares of preferred stock of HCCA converted into the right to receive a proportional amount of 592,500 shares of Selway Series C common stock and warrants to purchase 296,250 shares of Selway Series C common stock. In accordance with the terms of the promissory notes issued in the Bridge Financing, at the time of the Merger, notes in the aggregate amount of $3,159,591.78 (including principal and interest accrued to date) were converted into 315,959 shares of Selway Series C common stock and notes in the aggregate principal amount of $3,025,000 were repaid in full.

In conjunction with the merger of Merger Sub into HCCA:

•	Selway entered into exchange agreements with three beneficial holders of HCCA’s beneficial bridge loan who were also beneficial holders of greater than 5% of Selway’s Series A common stock. Pursuant to the exchange agreements, such holders converted an aggregate of 281,554 shares of Selway’s Series A common stock to Selway’s Series C common stock. In conjunction with the exchange, such holders were repaid bridge notes in the aggregate principal amount of $3,025,000.

•	Selway entered into exchange agreements with 3 beneficial holders of greater than 5% of Selway’s Series A common stock. Pursuant to the exchange agreements, such holders converted an aggregate of 878,481 shares of Selway’s Series A common stock to Selway’s Series C common stock and received $3.53 per share of Series A common stock exchanged, or an aggregate of $3,101,037.93.

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•	An aggregate of $11,948,360.50 was released from Selway’s trust account, reflecting the number of shares of Series A common stock that were converted into Series C common stock, of which $232,007 was paid to the underwriters from Selway’s initial public offering.

•	The placement warrants held by Selway’s founders were converted into the right to receive: (i) an aggregate of 100,000 shares of Selway common stock; and (ii) warrants to purchase an aggregate of 1,000,000 shares of Selway common stock at an exercise price of $10.00 per share. The proceeds from the exercise of the exchange warrants will be paid: (i) 75% to the holders of all of the issued and outstanding shares of common stock of HCCA immediately prior to the time of the merger; and (ii) 25% to certain members of HCCA management. The exchange warrants are only exercisable for cash, may not be exercised on a cashless basis, and must be exercised if the closing price for the combined company’s common stock exceeds $12.00 per share for 20 trading days in any 30-trading-day period.

Selway also paid Chardan Capital Markets LLC the following in consideration of its services in connection with the transactions described above:

•	Five percent of all equity consideration issued in the transaction.

•	Promissory notes having an aggregate principal amount of five percent of all promissory notes issued in connection with the transaction, on the same terms and conditions as the promissory notes issued in the transaction.

In addition, HCCA waived the condition to closing that a revolving credit facility in the aggregate amount of $5 million be in place at closing. Such facility subsequently closed on April 11, 2013 and is described under “Liquidity and Capital Resources” below.

Following the transactions described above, none of Selway’s Series A shares and Units were outstanding and there were 839,965 shares of Selway’s Series B shares issued and outstanding, 9,703,494 shares of Selway’s Series C shares issued and outstanding, 2,296,250 public warrants issued and outstanding, warrants to purchase 1,000,000 shares of Selway common stock owned by the pre-initial public offering stockholders of Selway, and unit purchase options exercisable for 100,000 shares of Selway common stock and warrants to purchase 100,000 shares of Selway common stock.

The following table provides a reconciliation for each series of common stock for all issuances and cancellations in connection with the transactions described above:

Transaction (Holder)	Number of Shares
Series A Shares
Series A Shares Outstanding Prior to Merger	2,000,000
Series A Shares converted to Series B Shares	(839,965)
Series A Shares cancelled and converted to Series C Shares
Steve Oliveira	(499,000)
Wolfson Group	(165,049)
Bulldog Investors	(495,986)
(1,160,035)
Total Series A Shares cancelled in connection with the Merger	(2,000,000)
Series A Shares Outstanding Post-Merger	-

Series B Shares
Series B Shares Outstanding Prior to Merger	-
Series B Shares issued upon conversion of Series A Shares in the Merger	839,965
Series B Shares Outstanding Post-Merger	839,965

Series C Shares
Series C Shares Outstanding Prior to Merger	500,000
Series C Shares issued upon conversion of Series A Shares in Merger	1,160,035
Series C Shares issued upon cancellation of Founder Warrants	100,000
Series C Shares issued as consideration in the Merger	5,200,000
Series C Shares issued as Management Incentive Shares	1,500,000
Series C Shares issued to Chardan Capital for Advisory Services	335,000
Series C Shares issued to the Bridge Financing Noteholders	908,459
Total Series C Shares issued in connection with the Merger	9,203,494
Series C Shares Outstanding Post-Merger	9,703,494

Total Shares of Common Stock Post-Merger (All Series)	10,543,459

New Client Acquisition and Launch of Partnership with Healthcare Management Companies

HCCA continued to grow rapidly in the three months ended March 31, 2013. The acquisition of new clients caused HCCA’s revenue to increase from $8.08 million in the fourth quarter of 2012 to $11.96 million in the first quarter of 2013. During the three months ended March 31, 2013, HCCA added 9 new customers with estimated annual revenues of approximately $9 million and lost one customer with estimated annual revenues of $400,000.

In the fiscal year ended December 31, 2012, the acquisition of new clients caused HCCA’s revenue to increase from $24.9 million in 2011 to $28.7 million in 2012. As HCCA’s name brand and track record became more established in 2012, HCCA’s sales forces received more requests for proposals, which were often for more sizable clients versus what HCCA experienced in 2011. Through HCCA’s direct sales efforts, HCCA secured East Orange Board of Education with annual revenue of over $4.7 million and Marlboro Township Board of Education with annual revenue of over $2.0 million in 2012, of which $1.9 million and $1.0 million, respectively, were recognized in 2012.

HCCA expects to continue winning new contracts with at least a similar pace to the past twelve months, and with these wins, HCCA’s recognized revenue is also expected to increase as new clients begin to implement its products. Given HCCA’s current book of business and short term pipeline, HCCA expects its 2013 revenue to at least double that of 2012.

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Self-funded business

The growth in HCCA’s self-funded business in 2012 and the first quarter of 2013 was largely driven by the commencement of HCCA’s partnership in 2012 with a third-party healthcare management company. HCCA has created a private-label version of its core product specifically for its members. During the three months ended March 31, 2013, HCCA added 6 customers with approximately $5.6 million of annual revenue from this partnership.

HCCA’s self-funded business also drove growth in 2012. The annual value of new contracts won in HCCA’s self-funded business grew by $15.1 million in 2012. Approximately half of the self-funded contracts won in 2012 started or will start in first months of 2013.

Fully-funded business

During the three months ended March 31, 2013, HCCA’s fully-funded business added 3 customers with approximately $3.4 million of annual revenues. The annual value of new contracts won in 2012 in HCCA’s fully-funded business grew by $17 million.

Consolidated Statement of Operations, Unaudited, for the Three Months Ended March 31, 2013 and 2012

	Three Months Ended March 31, 2012	Three Months Ended March 31, 2013
Sales	$5,677,089	$11,761,723
Cost of Sales	4,767,120	10,605,500

Gross Profit	909,969	1,356,223

General and administrative expenses:
General and Administrative Expenses	1,282,154	2,843,888
Income/(Loss) from operations	(372,185)	(1,487,665)

Other income (expense):
Interest income	-	84
Interest (expense)	(6,179)	(407,891)
Other (expense)	(2,915)
Income/(Loss) before taxes	(381,279)	(1,895,472)

Provision/(credit) for taxes on income	-	-
Net Income/(Loss)	$(381,279)	$(1,895,472)

Basic earnings/(loss) per common share	$(0.01)	$(0.05)

Weighted average number of shares outstanding	38,939,909	40,250,009

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Consolidated Statement of Operations, Audited, for the Years Ended December 31, 2012 and 2011

	Year Ended December 31, 2011	Year Ended December 31, 2012
Sales	$24,928,065	$28,663,284
Cost of Sales	23,919,518	24,068,906

Gross Profit	1,008,547	4,594,378

General and administrative expenses:
General and Administrative Expenses	4,881,264	7,299,603
Income/(Loss) from operations	(2,061,927)	(548,695)

Other income (expense):
Interest income	-	1,017
Interest (expense)	(8,274)	(634,319)
Other (expense)	-	(6,984)
Income/(Loss) before taxes	(3,880,991)	(3,345,511)

Provision/(credit) for taxes on income	-	-
Net Income/(Loss)	$(3,880,991)	$(3,345,511)

Basic earnings/(loss) per common share	$(0.10)	$(0.09)

Weighted average number of shares outstanding	37,879,809	38,939,909

Results of Operations

THREE MONTHS ENDED MARCH 31, 2013 COMPARED TO THREE MONTHS ENDED MARCH 31, 2012

Revenue

HCCA’s revenue includes revenues earned on its fully funded and self- funded plans. Revenue for the three months ended March 31, 2013 was $11,961,723, an increase of $6,284,634, or 107%, as compared to revenue of $5,677,089 for the first quarter of 2012. The increase was primarily attributable to significant growth in HCCA’s core PBM business (Fully-Funded and Self-Funded). HCCA’s revenue is based on contracts that generally last for one year and are billed on a monthly basis. Revenue is recognized as the products and services are delivered to members (typically employees of the client).

Cost of Revenue

Cost of revenue for the three months ended March 31, 2013 was $10,605,500, an increase of $5,838,380 or 122%, as compared to $4,767,120 for the three months ended March 31, 2012. The increase was primarily attributable to HCCA’s growth in its core business.

HCCA’s cost of revenue for its PBM business derives from the cost of claims related to its clients. All claims are adjudicated via the Argus system. Cost of claims includes the cost of drugs dispensed and charged by pharmacies servicing HCCA’s members and an administrative fee charged by Argus. The cost of claims relating to HCCA’s mail order pharmacy which currently services our members exclusively comes from the cost of each individual drug as set by the manufacturer. HCCA’s mail order pharmacy purchases drugs from various suppliers, who are mainly drug wholesalers.

Rebates received from pharmaceutical manufacturers are recorded as reduction of cost of revenues, and the portion of the rebate payable to customers is treated as reduction of revenues.

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Gross Profit

HCCA’s gross profit increased from $909,969 in the three months ended March 31, 2012 to $1,356,223 in the three months ended March 31, 2013. Gross margin declined from 16% in the three months ended March 31, 2012 to 11.3% in the three months ended March 31, 2013. The decrease in gross margin is primarily attributable to the increase in the self-funded plans sold by HCCA’s third party partner, which are less profitable than the fully funded plans.

SG&A Costs

HCCA’s SG&A costs totaled $2,843,888 in the three months ended March 31, 2013 compared to $1,282,154 in the three months ended March 31, 2012, representing an increase of 122%. SG&A costs derive primarily from Wages and Stock Based Compensation Costs, which represented 47% of SG&A in the three months ended March 31, 2013, and from commissions on sales to HCCA’s sales forces as well as to certain brokers that bring HCCA business, which together totaled 16% of SG&A in the first quarter of 2013. The increase in SG&A costs is primarily attributable to an increase in the number of the company’s employees that were over the last year to support the growth of the business. Increased commissions to salespersons and brokers, as more business was booked in the three months ended March 31, 2013 versus the same period in 2012 also contributed to the increase in SG&A. Lastly, during the three months ended March 31, 2013 HCCA incurred substantial legal costs in connection with its legal claim against Data Rx Management, Inc., a former claims adjudicator, which also contributed to increased SG&A.

Depreciation

Depreciation for the three months ended March 31, 2013 was $74,693, an increase of $23,265, or 45%, as compared to $51,428 for the three months ended March 31, 2012. The increase was primarily attributable to depreciation of more furniture, fixtures and equipment. HCCA also expanded its facilities at its headquarters in Denville, New Jersey, in 2012, and the increased amount of property and equipment gave rise to increased depreciation. HCCA’s depreciated assets consist of furniture and fixtures as well as some equipment in HCCA’s Mail Order Pharmacy. HCCA depreciates assets based on the useful life of the asset using the straight line method.

Interest Income and Expense and Other Expense, net

Interest income and expense and other expenses for the three months ended March 31, 2013 totaled $407,807, an increase of $398,713 as compared to an expense of $9,094 for the three months ended March 31, 2012. The increase was primarily attributable to the Bridge Financing, which the Company consummated on September 19, 2012, and which created debt of $5,925,000. This is shown on the Balance Sheet as a Note Payable of $4,947,613, Warrant Liability of $518,587 and Redeemable Preferred Stock of $458,800. HCCA incurred $689,264 in offering expenses related to the bridge loan, and these expenses are being amortized over the life of the loan. Interest Expense of $407,891 shown on the Income Statement is a combination of actual interest on the bridge loan plus amortization of the capitalized offering expenses as well as interest expenses incurred on the capital leases. As discussed above, the Bridge Financing was repaid in full in April 2013.

YEAR ENDED DECEMBER 31, 2012 COMPARED TO YEAR ENDED DECEMBER 31, 2011

Revenue

Revenue for the fiscal year ended December 31, 2012 was $28,663,284, an increase of $3,735,219, or 15%, as compared to revenue of $24,928,065 for the fiscal year ended December 31, 2011. The increase was primarily attributable to significant growth in HCCA’s core PBM business (Fully-Funded and Self-Funded). HCCA’s revenue is based on contracts that generally last for one year and are billed on a monthly basis. Revenue is recognized as the products and services are delivered to members (employees of the client).

Cost of Revenue

Cost of revenue for the fiscal year ended December 31, 2012 was $24,068,906, an increase of $149,388, or 0.6%, as compared to $23,919,518 for the fiscal year ended December 31, 2011. The increase was primarily attributable to HCCA’s growth in its core business in 2012, while better prices of claims through our new adjudicator of claims caused cost of revenue to increase only slightly when compared to the growth of revenue.

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HCCA’s cost of revenue for its PBM business derives from the cost of claims related to its clients. All claims are adjudicated via the Argus system.

Gross Profit

HCCA’s gross profit increased to 16.0% of sales in 2012 versus 4.0% of sales in 2011. The increase in gross profit is primarily attributable to better terms on the average cost of claims due to HCCA’s selection of Argus in early 2012 as HCCA’s drug claim adjudicator. Separately, HCCA experienced an increase in rebates as it began a partnership with a rebate aggregator. Rebates received by HCCA decreased HCCA’s cost of sales.

SG&A Costs

HCCA’s SG&A costs totaled $7,299,603 in 2012 versus $4,881,264 in 2011, representing an increase of 50%. SG&A costs derive primarily from HCCA’s employee costs, which represented 43% of SG&A in 2012, and from commissions on sales to HCCA’s sales forces as well as to certain brokers, who bring HCCA business, which together totaled 18% of SG&A in 2012. The increase in SG&A costs is primarily attributable to an increase in the number of the company’s employees, that were hired during 2012 to support the growth of the business. Increased commissions to sales people and brokers as more business was booked in 2012 versus 2011 also contributed to the increase in SG&A. Lastly, HCCA entered into reinsurance contracts in 2012 to limit its exposure to losses related to its fully-funded business, which also contributed to increased SG&A.

Additionally, HCCA took substantial charges as Bad Debt Expense in both 2011 and 2012. All of these charges are not related to a client, but are the result of pending litigation with Data Rx Management, Inc. Data Rx was HCCA’s prior adjudicator of claims (HCCA currently works with Argus). HCCA is suing Data Rx on various claims including claims for overcharges, over payment on claims, errors and misclassifications, and rebates owed from drug manufacturers. The suit is for over $5 million, of which a portion may be passed through to certain clients. HCCA has written off $1,931,310 in 2011 and $695,833 in 2012 and taken this as Bad Debt Expense. Data Rx filed a counterclaim in the amount of $2.9 million (net of amounts due to HCCA) for amounts it claims are owed to it by HCCA. HCCA is hopeful that HCCA will prevail, but as HCCA cannot predict this with certainty, nor can it estimate the timing, HCCA has elected to write these receivables off entirely.

Depreciation

Depreciation for the fiscal year ended December 31, 2012 was $205,997, an increase of $141,761, or 221%, as compared to $64,236 for the fiscal year ended December 31, 2011. The increase was primarily attributable to depreciation of more furniture, fixtures and equipment. HCCA also expanded its facilities at its headquarters in Denville, New Jersey in 2012, and the increased amount of property and equipment gave rise to increased depreciation. HCCA’s depreciated assets consist of furniture and fixtures as well as some equipment in HCCA’s Mail Order Pharmacy. HCCA depreciates assets based on the useful life of the asset using the straight line method.

Interest Income and Expense and Other Expense, net

Interest income and expense and other expenses for the fiscal year ended December 31, 2012 totaled $640,286, an increase of $632,012 as compared to an expense of $8,274 for the fiscal year ended December 31, 2011. The increase was primarily attributable to the Bridge Financing, which the company consummated on September 19, 2012, and which created debt of $5,925,000. This is shown on the Balance Sheet as a Note Payable of $4,947,613, Warrant Liability of $518,587 and Redeemable Preferred Stock of $458,800. HCCA incurred $689,264 in offering expenses related to the Bridge Financing, and these expenses are being amortized over the life of the loan. Interest Expense of $634,319 shown on the Income Statement is a combination of actual interest on the bridge loan plus capitalized expenses allocated for the period from September 19, 2012 to December 31, 2012 and also includes $30,277 of interest related to HCCA’s capital leases.

Interest income is derived from money market interest on HCCA’s cash on hand. In 2012, interest income was $1,017, and there was no interest income in 2011.

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Income Taxes

HCCA owed no income tax for 2011 or 2012.

Adjusted EBITDA

HCCA defines Adjusted EBITDA as earnings before interest, taxes, depreciation, and amortization as well as stock-based compensation expense, charges related to the DataRx litigation and one-time, non-recurring items. Given the write offs captured as Bad Debt Expense on HCCA’s Income Statement, which are entirely due to the pending litigation with Data Rx, HCCA had negative Net Income and EBITDA in both 2011 and 2012. However, adjusting for these charges against earnings, HCCA’s Adjusted EBITDA in 2011 is ($1,877,171) and for 2012 it is $1,808,345.

HCCA reports Adjusted EBITDA because it is a measure used by management to evaluate HCCA’s operational results and because HCCA believes it will be helpful to stockholders to understand how management evaluates HCCA’s performance. This measure does not have any standardized meaning prescribed by U.S. GAAP and therefore is unlikely to be comparable to the calculation of similar measures used by other companies, and should not be viewed as an alternative to measures of financial performance or changes in cash flows calculated in accordance with U.S. GAAP.

A reconciliation from net income to Adjusted EBITDA for the three months ended March 31, 2013 is as follows:

	Three Months Ended March 31, 2012		Three Months Ended March 31, 2013
Net Income		$(381,279)	$(1,895,472)
+ Taxes		$-	$-
+ Interest		$9094	$407,807
+ Depreciation & Amortization		$51,428	$74,693
= EBITDA		$(320,747)	$(1,412,972)

+Stock-Based Compensation	$		$480,000

= Adjusted EBITDA		$(320,747)	$(932,972)

A reconciliation from net income to Adjusted EBITDA for the fiscal years ended December 31, 2011 and 2012 is as follows:

	2011	2012
Net Income	$(3,880,991)	$(3,345,511)
+ Taxes	$-	$-
+ Interest	$8,274	$635,336
+ Depreciation & Amortization	$64,236	$205,997
= EBITDA	$(3,808,481)	$(2,504,178)

+ One-time charges for Data Rx	$1,931,310	$695,833

= Adjusted EBITDA	$(1,877,171)	$1,808,345

Liquidity and Capital Resources

HCCA’s sources of liquidity have historically primarily consisted of cash provided from operations as well as purchases of equity and debt securities of the company by investors.

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In connection with the Bridge Financing completed by HCCA in September 2012, HCCA issued 59.25 units, each unit consisting of 10,000 preferred shares and a promissory note with a face value of $100,000. At the time of the Merger, holders of all of the issued and outstanding shares of preferred stock of HCCA, by virtue of the Merger, had each of their shares of preferred stock of HCCA converted into the right to receive a proportional amount of 592,500 shares of Selway Series C common stock and warrants to purchase 296,250 shares of Selway Series C common stock. In accordance with the terms of the promissory notes issued in the Bridge Financing, at the time of the Merger, notes in the aggregate amount of $3,159,591.78 (including principal and interest accrued to date) were converted into 315,959 shares of Selway Series C common stock and notes in the aggregate principal amount of $3,025,000 were repaid in full.

At the completion of the Merger, HCCA received $4.9 million in cash, after expenses related to the transaction, including investment banking fees, legal and other costs. In connection with the Merger, on April 10, 2013, Selway entered into exchange agreements with 3 beneficial holders of greater than 5% of Selway’s Series A common stock. Pursuant to the exchange agreements, such holders converted an aggregate of 878,481 shares of Selway’s Series A common stock to Selway’s Series C common stock and received $3.53 per share of Series A common stock exchanged, or an aggregate of $3,101,037.93.

Subsequent to the closing of the Merger, on April 11, 2013, PCA and PCA Benefits, Inc. (together, the “Borrower”), the wholly-owned subsidiaries of HCCA, entered into a credit and security agreement with a fund managed by Muneris Capital Group (“Lender”) for a secured revolving credit facility with an initial aggregate credit limit of $5,000,000. The facility has a term of three years, through April 11, 2016, during which the loan proceeds are to be used solely for working capital. The Lender may, at its discretion, increase the credit limit in increments of $250,000, up to a maximum facility limit of $25,000,000. Interest is payable on a monthly basis, commencing May 1, 2013, at an annual rate of prime (as determined by Wells Fargo Bank of San Francisco) plus 1.75%. The interest rate will automatically reduce to prime plus 0.75% if: (i) the principal amount outstanding under the facility exceeds $7,500,000 and; (ii) the fixed charge coverage ratio (as defined in the agreement) is at least 3-to-1 as of the end of any two consecutive calendar months. The facility is guaranteed by HCCA and the agreement grants the Lender a first priority security interest in certain collateral, which includes the Borrower’s accounts receivable, bank deposit accounts and all personal property (other than intellectual property) and fixtures. The facility contains certain financial covenants, including the requirement to maintain: (i) a ratio of current assets to current liabilities of at least 2-to-1; (ii) from October 2013 to December 2013, the fixed charge coverage ratio existing as of the end of September 2013, and after December 2013, a fixed charge coverage ratio of at least 1.2-to-1; and (iii) a loan turnover rate of 25, as calculated by dividing: (A) 365 by (B) the result achieved by dividing: (i) the product of the aggregate of all accounts receivable collected during the relevant Test Period (generally defined as the last three calendar months then ended), multiplied by 4; by (ii) the outstanding principal balance of the credit facility as of the last business day of such Test Period. The agreement also includes customary negative covenants and financial reporting requirements, as well as certain customary events of default that would render all outstanding amounts under the agreement immediately due and payable, including but not limited to: (i) Borrower failing to pay amount amounts due within 2 business days of notice; (ii) Lender ceasing to have a valid perfected first priority security interest in any material portion of the collateral; (iii) Borrower or HCCA, as guarantor, undergoing any change of control, including the occurrence of a merger or consolidation, a disposition of a substantial portion of Borrower’s assets, or Borrower’s inability to find a reasonably satisfactory replacement for a chief executive officer within 30 days of the current chief executive officer’s termination or resignation from such post.

Based on our current business plan and internal forecasts, we believe that our cash on hand will be sufficient to meet our working capital and operating cash requirements for the next twelve months. In the event that they do not, we may require additional funds in the future to support our working capital requirements or for other purposes and may seek to raise such additional funds through the sale of public or private equity, as well as from other sources.

Off-Balance Sheet Arrangements

HCCA has no off-balance sheet arrangements.

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Critical Accounting Policies and Estimates

The preparation of financial statements and related disclosures in conformity with generally accepted accounting principles in the United States, or GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following as our critical accounting policies:

Cash and cash equivalents:

We consider all highly liquid investments with original maturities of three months or less to be cash equivalents.

Loss per common share:

Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.

Use of estimates:

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Income taxes:

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Warrant Liability

We account for the warrants issued in connection our initial public offering and the private placement in accordance with the guidance on Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, which provides that we classify the warrant instrument as a liability at its fair value and adjust the instrument to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statement of operations.

Recent Accounting Pronouncements:

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on our financial statements.

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PROPERTIES

HCCA’s principal business operations are conducted from a 15,000 square foot leased office facility located at 66 Ford Road, Suite 230, Denville, NJ, 07834. This lease expires in February 28, 2017. HCCA’s mail order pharmacy is also located at HCCA’s headquarters in Denville, New Jersey. HCCA believes these properties are adequate for its current operations.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of HCCA common stock, as of the date of this report and Selway common stock following the merger:

•	each person known to Selway to own beneficially more than 5% of our common stock; and

•	each of Selway’s directors and executive officers.

Beneficial ownership includes voting or investment power with respect to the securities and takes into consideration options exercisable by a person within 60 days after the date of this report. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name and Address of Stockholder (1)	Number of shares beneficially owned	Percentage Ownership (2)
Directors and Executive Officers
Gary Sekulski (3)	1,981,900	18.8%
Yoran Bibring (4)	-	-
John Phelps (5)	282,893	2.7%
Ann F. Saskowitz (6)	192,900	1.8%
Ruth V. Ackerman (7)	53,600	*
Scott Weeber (8)	72,000	*
Thomas E. Durkin, III (9)	163,000	1.5%
Edmundo Gonzalez (10)	1,600,000	13.9%
Total Officers and Directors	4,346,293	37.7%
5% Stockholders
Selway Capital Holdings LLC (10)	1,600,000	13.9%
Andrew Intrater (10)	1,600,000	13.9%
Yaron Eitan (10)	1,600,000	13.9%
Doron Cohen (10)	1,600,000	13.9%
Jarret Fass (10)	1,600,000	13.9%
Yair Shamir (10)	1,600,000	13.9%

* Beneficially owns less than 1% of Selway’s common stock.

(1)	Unless otherwise indicated, the business address of each beneficial owner is 66 Ford Road, Suite 230, Denville, NJ 07834.

(2)	Percentages based on 10,543,459 Selway shares outstanding as of June 11, 2013, consisting of 839,965 shares of Series B Common Stock and 9,703,494 shares of Series C Common Stock.

(3)	Represents 1,981,900 Series C Shares beneficially owned by Mr. Sekulski. Includes 416,000 Series C Shares owned by the Gary Sekulski 2013 Grantor Trust and 185,900 Series C Shares owned by Morris Consulting, which entities Mr. Sekulski controls. An aggregate of 138,190 Series C Shares beneficially owned by Mr. Sekulski are subject to a share escrow agreement dated April 10, 2013 (the "Closing Payment Escrow Agreement"). Such shares will be held in escrow and are subject to cancellation until April 10, 2014 to cover certain indemnification obligations made by HCCA to Selway pursuant to the Agreement. Also includes 600,000 Series C Shares subject to a management share escrow agreement dated April 10, 2013 (the “Management Share Escrow Agreement”), pursuant to which 250,000 shares will be held in escrow until September 30, 2013, 250,000 shares will be held in escrow until June 30, 2014, and 100,000 shares will be held in escrow until June 30, 2015. Pursuant to the Management Share Escrow Agreement, if, prior to June 30, 2015, Selway consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person at a valuation of at least $15.00 per share of common stock on a fully diluted basis, then the escrowed shares will be automatically released from escrow immediately before, and subject to, the consummation of such transaction.

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(4)	Subject to implementation of a fully approved and legally compliant employee stock compensation program, Mr. Bibring has the right to receive options to purchase up to 200,000 shares of Common Stock at an exercise price of $7.50 per share. These options will vest over a three year period in monthly increments beginning November 1, 2013; provided, however, that the options will vest immediately upon the sale or transfer of all or substantially all of Selway’s assets or the sale of more than 50% of the shares of Selway’s capital stock entitled to vote generally for the election of directors of Selway.

(5)	Represents 282,893 Series C Shares beneficially owned by Mr. Phelps. Includes 65 Series C Shares owned by Mr. Phelps’s son. An aggregate of 18,290 Series C Shares beneficially owned by Mr. Phelps are being held in escrow and are subject to cancellation until April 10, 2014 pursuant to the terms of the Closing Payment Escrow Agreement. Also includes 100,000 Series C Shares that are subject to the terms of the Management Share Escrow Agreement and are to be held in escrow until June 30, 2015, unless earlier released in connection with an acquisition transaction.

(6)	Represents 192,900 Series C Shares beneficially owned by Ms. Saskowitz. Includes 4,290 Series C Shares beneficially owned by Ms. Saskowitz that are being held in escrow and are subject to cancellation until April 10, 2014 pursuant to the terms of the Closing Payment Escrow Agreement. Also includes 150,000 Series C Shares that are subject to the terms of the Management Share Escrow Agreement and are to be held in escrow until June 30, 2015, unless earlier released in connection with an acquisition transaction.

(7)	Represents 53,600 Series C Shares beneficially owned by Ms. Ackerman. Includes 2,860 Series C Shares beneficially owned by Ms. Ackerman that are being held in escrow and are subject to cancellation until April 10, 2014 pursuant to the terms of the Closing Payment Escrow Agreement. Also includes 25,000 Series C Shares that are subject to the terms of the Management Share Escrow Agreement and are to be held in escrow until June 30, 2015, unless earlier released in connection with an acquisition transaction.

(8)	Represents 72,000 Series C Shares beneficially owned by Mr. Weeber. Includes 1,950 Series C Shares beneficially owned by Mr. Weeber that are being held in escrow and are subject to cancellation until April 10, 2014 pursuant to the terms of the Closing Payment Escrow Agreement. Also includes 52,500 Series C Shares that are subject to the terms of the Management Share Escrow Agreement and are to be held in escrow until June 30, 2015, unless earlier released in connection with an acquisition transaction.

(9)	Represents 163,000 Series C Shares beneficially owned by Mr. Durkin. Includes 13,000 Series C Shares owned by Durkin & Durkin LLP, which Mr. Durkin controls, of which 1,300 shares are being held in escrow and are subject to cancellation until April 10, 2014 pursuant to the terms of the Closing Payment Escrow Agreement. Also includes 150,000 Series C Shares that are subject to the terms of the Management Share Escrow Agreement, pursuant to which 50,000 shares will be released on September 30, 2013, 50,000 shares will be released on June 30, 2014, and 50,000 shares will be released on June 30, 2015, unless earlier released in connection with an acquisition transaction.

(10)	Consists of 600,000 Series C Shares and warrants to purchase 1,000,000 shares of common stock held of record by Selway Capital Holdings LLC. Messrs. Eitan, Gonzalez, Cohen, Fass and Shamir, together with Selway Capital LLC and CN-SCH, LLC, share voting and dispositive power over the founders’ shares owned by Selway Capital Holdings. Selway Capital LLC is controlled by Messrs. Eitan and Gonzalez. The business address of Selway Capital LLC is 900 Third Avenue, 19th Floor, New York, NY 10022. CNSCH, LLC is wholly-owned by Bounty Investments, LLC. Mr. Andrew Intrater is the Chief Executive Officer of each of CN-SCH, LLC and Bounty Investments, LLC. The business address of each of Mr. Intrater, CN-SCH, LLC and Bounty Investments, LLC is 900 Third Avenue, 19th Floor, New York, NY 10022. Mr. Intrater has voting and dispositive power over the founders’ shares attributable to CN-SCH, LLC and Bounty Investments, LLC.

The shares beneficially owned by Gary Sekulski, John Phelps, Ann F. Saskowitz, Ruth V. Ackerman, Scott Weeber, Thomas E. Durkin, III and Selway Capital Holdings LLC are subject to a voting agreement dated April 10, 2013, pursuant to which, for a two year period following the Merger, the applicable holder will vote all shares then-owned in favor of those persons nominated to Selway’s board of directors by: (i) Mr. Sekulski, the representative of the stockholders of HCCA before the merger, who will designate three persons, (ii) Edmundo Gonzalez, Selway’s representative, who will designate one person; and (iii) such board designees, who will unanimously designate three persons to be independent directors.

Selway is not aware of any arrangement that may, at a subsequent date, result in a change of control of the company.

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MANAGEMENT

The following persons are our executive officers and directors, and hold the positions set forth opposite their respective names.

Name:	Age:	Ownership or Relationship:
Gary J. Sekulski	65	Chairman, President & Chief Executive Officer
Yoram Bibring	55	Chief Financial Officer
Ann F. Saskowitz	60	VP Service Operations and Director
John M. Phelps	60	VP Marketing and Strategic Planning
Ruth Ackerman	63	VP Administration
Scott Weeber	43	VP of Finance & Accounting and Treasurer
Thomas E. Durkin, III	59	Vice President, General Counsel, Secretary and Director
Edmundo Gonzalez	40	Director

Below is a summary of the business experience of each of the above-named executive officers and directors:

Gary Sekulski has been Selway’s Chairman, President and Chief Executive Officer and a director since April 10, 2013 and HCCA’s Chairman, President and CEO since 2008. He has served as president of Broadreach Medical Services from 2003 to 2007 and Gladstone Consulting Group from 1993 to 2000, and has held executive positions in Summit Health Administrators and Metropolitan Life Insurance Company. Gary had a significant role in developing many of the innovations currently used in the PBM industry, including being involved in creating the first card/mail-order prescription program while at MetLife. He holds a BS in Economics from Stony Brook University. Chapter 7 bankruptcy proceedings were initiated in New Jersey in May 2001 by Gladstone Consulting Group, Inc. and Gladstone Group Inc., companies affiliated with Mr. Sekulski, and were terminated in August 2007 and May 2012, respectively. A personal bankruptcy proceeding filed in New Jersey by Mr. Sekulski and his wife in January 2003 was discharged in March 2006.

Yoram Bibring has been Selway’s Chief Financial Officer since June 3, 2013. Prior to joining Selway, Mr. Bibring served at Fundtech Ltd, a global financial transactions software and service solutions company, as chief financial officer from September 2001 through May 2012, and as an outside consultant from May 2012 to December 2012. In his capacity as chief financial officer of Fundtech, Mr. Bibring also served as a director of various other subsidiaries of the Fundtech group. Prior to joining Fundtech, Mr. Bibring served from December 1998 until May 2001 as chief financial officer of ViryaNet Ltd., a provider of software solutions to the workforce management market located in Southborough, Massachusetts. From January 1990 until January 1998, Mr. Bibring was employed by Geotek Communications, a wireless communications service provider located in Montvale, New Jersey, where he served initially as chief financial officer and then as the president of its International Division. Mr. Bibring holds a BS in Accounting and Economics from Tel Aviv University and is a certified public accountant in the United States.

Ann Saskowitz has been Selway’s Vice President of Service Operations and a director since April 10, 2013 and has been HCCA’s Vice President of Service Operations and a director since 2010. She served as Director of Claim Policy Implementation at Horizon Blue Cross-Blue Shield of New Jersey from 1984 to 2009, in which capacity she developed and managed call center operations and led multi-million dollar business initiatives. She is also responsible for creating Horizon’s Claim Policy Implementation Department. She holds a BA in Journalism and American Studies from Seton Hall University.

John M. Phelps, Jr. has been Selway’s Vice President of Marketing and Strategic Planning since April 10, 2013 and has been HCCA’s Vice President of Marketing and Strategic Planning since 2010. He has held positions as an independent Benefits Consultant from 2005 to 2010 and as a Principal at Highview Planning from 1990 to 2005. Additionally, he served as Director of Account Executive Services at Horizon Blue Cross-Blue Shield from 1985 to 1989 and as a Consultant with Johnson & Higgins and Fred S. James from 1975 to 1984. He holds a BS in Economics from University of Pennsylvania.

Ruth Ackerman has been Selway’s Vice President of Administration since April 10, 2013 and has been HCCA’s Vice President of Administration since 2011. Previously, she created and managed the operations and service departments for health benefits broker agencies, which were divisions of major banks, including: Alliance Benefits Strategists from 2005 to 2010, and General Insurance Agency Marketplace at Bank of America from 1990 to 2005. She also worked at Madison Consulting Group from 1991 to 1998. Prior to those positions, she served as Director of Corporate Planning & Contract Development at Horizon Blue Cross-Blue Shield from 1980 to 1990. She holds a BA in English from Drew University. In January 2011, the U.S. Bankruptcy Court for the District of Massachusetts issued a final order discharging Ms. Ackerman and her husband of all debts accrued with respect to a Massachusetts inn formerly co-owned by the couple.

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Scott Weeber has been Selway’s Vice President of Finance and Accounting and Treasurer since April 10, 2013 and has been HCCA’s Vice President of Finance and Accounting since January 2013. He has held various accounting and finance positions during his career. He worked as an Accountant/Auditor at Pannell Kerr Forster PC from 1991 to 1995. He worked as a controller for U.S. Bronze Powders from 1996 to 1999. He held various managerial finance positions at Kraft Foods from 2000 to 2008 and at Novartis from 2010 to 2012. He holds a BS in Accounting from Rutgers University and is a CPA licensed in the state of New Jersey.

Thomas E. Durkin, III has been a director of Selway since April 10, 2013 and has represented HCCA as counsel since November 2012. Mr Durkin has been a partner to Durkin & Durkin LLP, a New Jersey based law firm, since 1978. Mr. Durkin was formerly president and director of American Technologies Group Inc. (OTCBB: ATGR), a structural steel fabrication company, from 2007 to 2012, and as a director of CD&L Inc. (NYSE Amex: CDL), a same-day delivery services company, from 1999 until its sale to Velocity Express Corp. (NASDAQ: VEXP) in 2006. He also served as an executive vice-president and general counsel for Waste Services Inc. (NASDAQ: WSII) from 2001 to 2004 and area vice-president of corporate development and government affairs for Waste Management Inc. (NYSE: WMI) from 1997 to 2000. Mr. Durkin graduated from Fordham University in 1975 and graduated Cum Laude from Seton Hall University School of Law in 1978. Mr. Durkin also provides certain management and business consulting services outside of the practice of law. Mr. Durkin is a member of the bar of the states of New York and New Jersey.

Edmundo Gonzalez has been a director of Selway since inception and its Chief Financial Officer from inception until April 10, 2013. Mr. Gonzalez joined SCP Partners as a principal in 2007, and has worked on dozens of transactions with Yaron Eitan, Selway’s prior Chief Executive Officer, since that time, including investments in portfolio companies, acquisitions, mergers and sales. From May 2004 to September 2007, he served as Vice President of Sales and Marketing for Software Technology, Inc., an educational software company and portfolio company of SCP Partners. From October 1999 to April 2004, he held various positions including Chief Operating Officer at TestU, an online education company, which was sold to Software Technology, Inc. in 2004. Previously, Mr. Gonzalez served as a consultant at PricewaterhouseCoopers Management Consulting (now IBM Business Consulting) from September 1995 to September 1999, where he consulted to Fortune 500 clients in the media, telecom and publishing industries. Mr. Gonzalez graduated with a bachelor’s degree from Harvard University and received an M.B.A. from Columbia Business School.

Family Relationships

There are no family relationships between any of our directors and our executive officers.

Code of Ethics

We intend to adopt a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws in the coming weeks.

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EXECUTIVE COMPENSATION

The following table (the “Summary Compensation Table”) sets forth all compensation awarded to, earned by or paid to, during each of HCCA’s last two completed fiscal years, HCCA’s principal executive officer and its two most highly compensated executive officers other than its principal executive officer who were serving as executive officers at the end of the 2012 fiscal year (collectively, the “Named Executive Officers”). Other than as described in this report, HCCA does not have any supplemental executive retirement plans, change in control agreements or company perks (e.g., company cars, country club memberships, etc.).

Summary Compensation Table

Name and Principal Position (1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option- Based Awards ($)	Other ($)	Total ($)
Gary Sekulski	2012	360,000	0	0	0	0	360,000
Chief Executive Officer	2011	360,000	0	0	0	0	360,000

John Phelps	2012	172,000	0	0	0	0	172,000
Vice President of Marketing	2011	157,000	0	0	0	0	157,000

Ruth Ackerman	2012	110,000	0	0	0	0	110,000
Vice President of Administration	2011	63,000	0	0	0	0	63,000

(1)	Effective June 3, 2013, Yoran Bibring was appointed as our Chief Financial Officer. Mr. Bibring did not serve as an executive officer of our company prior to such time.

Narrative to Summary Compensation Table

In 2012, HCCA entered into employment agreements with the four executive officers listed in the table below. The employment agreements provide for an employment term through September 14, 2015, the base salary indicated below and increases in the base salaries in the event that the conditions specified in the table below are met. Each of the agreements provides that the employee is entitled to receive bonuses determined by HCCA’s Board of Directors based on the performance of the employee and HCCA. Each of the employees may be terminated for cause at any time. In the event that the employee is terminated without cause prior to the end of the employment term, the employee will be entitled to receive such employee’s base salary through the end of the employment term. In the event of the death of an employee during the employment term, the employee’s spouse or estate will be paid an amount equal to one year’s base salary.

Name	Title	Base Salary ($)		Salary if specified conditions (1) are met ($)		Salary if specified conditions (2) are met ($)		Salary if specified conditions (3) are met ($)
Gary J. Sekulski	President and Chief Executive Officer	450,000		500,000		550,000		650,000
Ann F. Saskowitz	VP Service Operations	150,000	*	180,000	*	210,000	*	240,000	*
John M. Phelps	VP Marketing and Strategic Planning	180,000		210,000		240,000		270,000
Ruth Ackerman	VP Administration	150,000		180,000		210,000		240,000

*	On April 22, 2013, Ms. Saskowitz’s base salary was increased to $240,000 through the end of her employment term. All other terms under her employment agreement remain unchanged.

(1)	Company sales for January 1, 2013 – June 30, 2013 are equal to or in excess of $50 million.

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(2)	Company sales for April 1, 2013 – March 31, 2014 are equal to or in excess of $150 million.

(3)	Company sales for April 1, 2014 – March 31, 2015 are equal to or in excess of $300 million.

HCCA did not have a stock option plan or a restricted stock program in 2011 and 2012. Key executives did not take bonuses during these years.

The key executives of HCCA are also significant stockholders. As owner-managers, the key executives believe that much of the reward for their talent and efforts will be through the appreciation of their shares, which they purchased in previous years and/or in the process of forming HCCA.

Compensation of Directors

As of December 31, 2012 there was no compensation to directors over what they receive as employees of HCCA, if any. Compensation of any form including fees, stock awards or options to Edmundo Gonzalez is not contemplated post-closing of the Merger, although we expect to compensate newly appointed independent directors once they are appointed. We have not yet determined the compensation we will pay to our independent directors.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Selway or one of its subsidiaries may occasionally enter into transactions with certain “related parties.” Related parties include its executive officers, directors, nominees for directors, a beneficial owner of 5% or more of its common stock and immediate family members of these parties. Selway refers to transactions involving amounts in excess of $120,000 and in which the related party has a direct or indirect material interest as “related party transactions.”

Otis Fund, a company controlled by Victor Wexler, has a consulting agreement to provide marketing and sales services to HCCA. The contract expires on January 2, 2017. The annual fees related to these services are $360,000. The Otis Fund and Mr. Wexler’s wife collectively owned 5.1% of HCCA shares outstanding prior to the closing of the transactions contemplated by the Agreement.

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MARKET PRICE INFORMATION

Our callable Series B shares, Series C shares and warrants are each quoted on the OTC Bulletin Board under the symbols SWCB, SWCAL and SWCAW, respectively. The warrants commenced separate trading on December 16, 2011, the Series C Shares commenced trading on April 10, 2013, and the callable Series B Shares commenced trading on April 18, 2013. Our callable Series A Shares, which are no longer trading, commenced trading on December 16, 2011 and ceased trading on April 10, 2013 upon their exchange for either Series B or Series C Shares. Our units, which are no longer trading, commenced trading on November 8, 2011 and ceased trading on April 10, 2013 upon their mandatory separation in conjunction with the Merger.

The table below sets forth the quarterly high and low bid quotations of our callable Series A Shares, callable Series B Shares, Series C Shares, warrants, and units as reported on the OTC Bulletin Board for the period from November 8, 2011 (the date on which our units were first quoted on the OTC Bulletin Board) through June 7, 2013. Such over the counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	Callable Series A Shares				Callable Series B Shares				Series C Shares		Warrants		Units
Quarter Ended	High		Low		High		Low		High	Low	High	Low	High		Low
December 31, 2011	9.95		9.25		n/a		n/a		n/a	n/a	0.75	0.10	10.00		9.90
March 31, 2012	9.60		9.60		n/a		n/a		n/a	n/a	0.43	0.25	9.91		9.90
June 30, 2012	9.60		9.60		n/a		n/a		n/a	n/a	0.51	0.28	10.10		9.91
September 30, 2012	9.95		9.60		n/a		n/a		n/a	n/a	0.52	0.41	10.20		9.97
December 31, 2012	10.20		9.92		n/a		n/a		n/a	n/a	0.83	0.52	11.50		10.20
March 31, 2013	10.20		10.00		n/a		n/a		n/a	n/a	0.90	0.50	10.80		10.50
June 30, 2013 (through June 7, 2013)	10.70	(1)	10.22	(1)	11.00	(2)	9.00	(2)	8.25	7.30	2.15	0.90	n/a	(3)	n/a	(3)

(1)	Represents quotations through April 10, 2013, when our callable Series A Shares ceased trading.

(2)	Represents quotations from April 18, 2013 when our callable Series B Shares commenced trading.

(3)	Our units ceased trading on April 10, 2013 upon their mandatory separation into Series B Shares and warrants in conjunction with the Merger.

Holders of Record

At June 11, 2013, there were 10,543,459 shares of our common stock outstanding, consisting of 839,965 callable Series B Shares held by 1 stockholder of record and 9,703,494 Series C Shares held by 242 stockholders of record. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. Our transfer agent is American Stock Transfer & Trust Company.

Dividend Policy

We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. We currently intend to utilize all available funds to develop our business. We can give no assurances that we will ever have excess funds available to pay dividends.

Securities Authorized for Issuance Under Equity Compensation Plans

None.

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RECENT SALES OF UNREGISTERED SECURITIES

The section entitled “Item 15. Recent Sales of Unregistered Securities” in Selway’s registration statement, as amended, on Form S-1 (Registration No 333-172714), initially filed with the SEC on March 10, 2011, is incorporated by reference herein. Other than as disclosed in this section and in Item 3.02 to this report, no other securities have been issued in the past three years that have not been registered under the Securities Act.

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DESCRIPTION OF SECURITIES

Authorized Capital Stock

We have authorized 31,000,000 shares of capital stock, par value $0.0001 per share, of which 30,000,000 are shares of common stock and 1,000,000 are shares of “blank-check” preferred stock.

Common Stock

We are authorized to issue 30,000,000 shares of common stock, par value $0.0001, which shares may, but are not required to, be designated as part of one of three series, callable Series A Shares, callable Series B Shares and Series C Shares. Following our acquisition of HCCA, all Series A Shares were converted to Series B Shares or Series C Shares, and accordingly there are no Series A Shares outstanding. As of June 11, 2013, there are a total of 839,965 Series B Shares outstanding, and a total of 9,703,494 Series C Shares outstanding for an aggregate of 10,543,459 shares of common stock outstanding.

Rights applicable to all common stock

The following rights apply to each series of our common stock, regardless if such shares are designated as part of a series of common stock.

Except for such voting rights that may be given to one or more series of preferred shares issued by the board of directors pursuant to its blank check power (the ability to authorize shares of common stock with rights and privileges greater than outstanding securities, such as special voting rights and/or dividend preferences, without stockholder approval) granted by our Amended and Restated Certificate of Incorporation and Bylaws or required by law, holders of common stock will have exclusive voting rights for the election of our directors and all other matters requiring stockholder action. Holders of common stock will be entitled to one vote per share on matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of 50% plus one share of the shares voted for the election of directors can elect all of the directors. The holders of a majority of the shares of capital stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business.

The callable Series B Shares and Series C Shares will be consolidated into one series of common stock upon the consummation of the post-acquisition tender offer or post-acquisition automatic trust liquidation, as the case may be. Except for the termination of the right of the callable Series B Shares to be redeemed in connection with a post-acquisition tender offer or post-acquisition automatic trust liquidation, as the case may be, for a pro rata portion of the trust account, the automatic consolidation of all series of common stock into one series of common stock will not affect the rights of holders of our common stock. The total number of shares outstanding will not change because the consolidation will be on a one for one basis of the then outstanding shares of each series of common stock. Following the automatic consolidation, only one series of common stock will be authorized by our Amended and Restated Certificate of Incorporation.

Our stockholders have no conversion, preemptive or other subscription rights, and there are no sinking fund or redemption provisions applicable to the common stock, except that holders of callable Series B Shares have the right to have such shares redeemed for cash equal to their pro rata share of the trust account, plus any interest which has not been released to us, in connection with a post-acquisition transaction tender offer or post-acquisition automatic trust liquidation, as the case may be.

Series C Shares

Each Series C Share has the same rights as the Series B Shares, except that, unlike the callable Series B Shares, the Series C Shares do not have the right to participate in a post-acquisition tender offer or post-acquisition automatic trust liquidation for a pro rata portion of the trust account. The Series C Shares will be automatically consolidated with the callable Series B Shares upon consummation of a post-acquisition tender offer or post-acquisition automatic trust liquidation.

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Warrants

Redeemable warrants

Each redeemable warrant issued in the initial public offering (warrants to purchase a total of 2,000,000 shares of our common stock) and the former holder of HCCA’s preferred stock (warrants to purchase a total of 296,250 shares of our common stock) entitles the holder to purchase one share of common stock at a price of $7.50. The redeemable warrants will become exercisable upon the consolidation of each series of our common stock into one class of common stock after consummation of a post-acquisition tender offer or post-acquisition automatic trust liquidation, as the case may be.

Holders of the redeemable warrants may elect to exercise them on a cashless basis by paying the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares underlying the redeemable warrants, multiplied by the difference between the exercise price of the redeemable warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average reported last sale price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of cashless exercise is delivered to the warrant agent. We would not receive additional proceeds to the extent the redeemable warrants are exercised on a cashless basis.

Redeemable warrants will only be exercisable by paying the exercise price in cash if an effective registration statement covering the common stock issuable upon exercise of the redeemable warrants is effective and a prospectus relating to the common stock issuable upon exercise of the redeemable warrants is available for use by the holders of the redeemable warrants. See “Risk Factors — You will not be able to exercise your redeemable warrants by paying the exercise price in cash if we do not have an effective registration statement and a prospectus in place when you desire to do so.”

The redeemable warrants will expire on November 7, 2016 or earlier upon redemption by us or our dissolution and the liquidation of the trust account in the event we do not consummate an acquisition transaction within the time allowed us. Once the redeemable warrants become exercisable, we may redeem the outstanding redeemable warrants:

•	in whole but not in part;

•	at a price of $0.01 per redeemable warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•	if, and only if, the last sale price of our common stock on the exchange on which our securities may be traded equals or exceeds $17.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We have established these redemption criteria to provide redeemable warrantholders with adequate notice of redemption only after the then-prevailing common stock price is substantially above the redeemable warrant exercise price, so that there is a buffer to absorb the market reaction, if any, to our election to redeem the redeemable warrants. If the foregoing conditions are satisfied and we issue notice of redemption of the redeemable warrants, each redeemable warrantholder will be entitled to exercise his, her or its redeemable warrants prior to the scheduled redemption date. However, there can be no assurance that the price of our common stock will continue to exceed the $17.50 per share redemption trigger price or the redeemable warrant exercise price of $7.50 per share after the redemption notice is issued.

The right to exercise the redeemable warrants will be forfeited unless they are exercised before the redemption date specified on the notice of redemption. From and after the redemption date, the record holder of a redeemable warrant will have no further rights except to receive, upon surrender of the redeemable warrants, the redemption price.

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The redeemable warrants will be issued in registered form under a redeemable warrant agreement between American Stock Transfer & Trust Company, LLC, as redeemable warrant agent, and us. You should review a copy of the redeemable warrant agreement, which has been filed as an exhibit to our registration statement on Form S-1 (File No. 333-172714) filed with the SEC on March 10, 2011, for a complete description of the terms and conditions applicable to the redeemable warrants.

The number of shares of common stock issuable on exercise of the redeemable warrants must be adjusted in certain circumstances including in the event of a share dividend, or our recapitalization, merger or consolidation. However, the number of shares of common stock issuable on exercise of the redeemable warrants will not be adjusted for issuances of common stock at a price below the redeemable warrant exercise price.

In addition, the number of shares of common stock issuable on exercise of the redeemable warrants must be increased pursuant to a formula in the event we make distributions of cash or property (other than our common stock) to our stockholders. The increase would be in proportion to the fair market value of the distribution to stockholders.

The redeemable warrants may be exercised upon surrender of the redeemable warrant certificate on or prior to the expiration date at the offices of the redeemable warrant agent, with the exercise form on the reverse side of the redeemable warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of redeemable warrants being exercised, or by electing to exercise cashlessly. Redeemable warrantholders do not have the rights or privileges of holders of common stock, including voting rights, until they exercise their redeemable warrants and receive shares of common stock. After the issuance of common stock upon exercise of the redeemable warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No redeemable warrants will be exercisable by paying the exercise price in cash unless at the time of exercise we have a registration statement under the Securities Act in effect covering the common stock issuable upon the exercise of the redeemable warrants and a current prospectus relating to those shares of common stock and they have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the redeemable warrants. Holders of the redeemable warrants are not entitled to net cash settlement and the redeemable warrants may only be settled by delivery of common stock and not cash. Under the redeemable warrant agreement, we have agreed to meet these conditions, to file a registration statement with the SEC for the registration of the common stock issuable upon exercise of the redeemable warrants, to use our best efforts to cause the registration statement to become effective on or prior to the commencement of the exercise period and to maintain a current prospectus relating to the common stock issuable upon the exercise of the redeemable warrants until the redeemable warrants expire or are redeemed. However, we cannot assure you that we will be able to be able to do so. In addition, we are not required to cash settle the redeemable warrants in the event that our stockholders are unable to exercise them and they might expire worthless. The redeemable warrants may be deprived of any value and the market for the redeemable warrants may be limited if there is no registration statement in effect covering the common stock issuable upon the exercise of the redeemable warrants and the prospectus relating to the common stock issuable on the exercise of the redeemable warrants is not current or if the shares of common stock are not qualified or exempt from qualification of the jurisdictions in which the holders of the redeemable warrants reside.

We are not required to issue fractional shares on the exercise of redeemable warrants. If more than one redeemable warrant is presented for exercise in full at the same time by the same holder, the number of full shares which are issuable upon the exercise thereof are to be computed on the basis of the aggregate number of shares of common stock purchasable on exercise of the redeemable warrants so presented. If any fractional shares would be issuable on the exercise of any redeemable warrants, we will round down to the nearest whole number.

Underwriters’ Unit Purchase Option

Concurrently with the closing of our initial public offering, we agreed to sell to Aegis Capital Corp., the representative of the underwriters of our initial public offering, for $100, as additional compensation, an option to purchase up to a total of 100,000 units at $12.50 per unit. The underwriters’ option is exercisable at any time, in whole or in part, commencing on the later of the consolidation of each series of our common stock into one class of common stock after consummation of a post-acquisition tender offer or post-acquisition automatic trust liquidation, as the case may be, or November 7, 2012, and expiring on the earlier of November 7, 2016 and the day immediately prior to the day on which we and all of our predecessors and successors have been dissolved. The units issuable upon exercise of this option are identical to those offered in our initial public offering.

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Securities Issued in Connection with the Merger

Closing Payment Notes

As consideration for the Merger, holders of all of the issued and outstanding shares of common stock of HCCA immediately prior to the time of the Merger had each of their shares of common stock of HCCA converted into the right to receive; (i) a proportional amount of 5,200,000 shares of Selway common stock and promissory notes with an aggregate face value of $7,500,000 (collectively, the “Closing Payment”), plus (ii) a proportional amount of up to 2,800,000 shares of Selway common stock, if any, (the “Earnout Payment Shares”) issuable upon the combined company achieving certain consolidated gross revenue thresholds as more fully described below, plus (iii) the right to receive a proportional amount of the proceeds from the exercise of the Exchange Warrants being issued to Selway Capital Holdings, LLC, as more fully described below.

A portion of the Closing Payment (520,000 shares and promissory notes with an aggregate face value of $750,000) were placed in escrow for a period of 12 months following the Merger. If HCCA violated, misrepresented or breached any of its representations, warranties, and covenants, it agreed to indemnify Selway for up to 10% of the Closing Payment, payable in shares and notes. For purposes of the indemnification provisions of the Agreement, each share included in the Closing Payment is deemed to be worth $10.00, and the promissory notes will be deemed to be worth their face value.

The promissory notes included in the Closing Payment are non-interest bearing and subordinated to all senior debt of the combined company in the event of a default under such senior debt. The notes will be repaid from 18.75% of the combined company’s free cash-flow (defined as in the notes) in excess of $2,000,000. The combined company will be obligated to repay such notes if, among other events, there is a transaction that that results in a change of control of the combined company.

Management Incentive Notes

Certain members of HCCA’s management received promissory notes with an aggregate face value of $2,500,000 (the “Management Incentive Notes”), which notes are non-interest bearing and subordinated to all senior debt of the combined company in the event of a default under such senior debt. The Management Incentive Notes will be repaid from 6.25% of the combined company’s free cash-flow (defined as in the notes) in excess of $2,000,000. The combined company will be obligated to repay such notes if, among other events, there is a transaction that that results in a change of control of the combined company.

Management Incentive Shares

In addition to the Management Incentive Notes, certain members of HCCA’s management received a portion of an aggregate of 1,500,000 shares of Selway common stock (the “Management Incentive Shares”), which shares were fully vested but placed in escrow to be released in three equal installments of 500,000 shares on each of September 30, 2013, June 30, 2014 and June 30, 2015. HCCA expects to record a one-time expense, estimated not to exceed $12,000,000, reflecting the estimated market value of these shares at the time of the merger.

Exchange Warrants

Pursuant to the terms of the Agreement, at the time of the Merger, the 2,333,333 placement warrants held by Selway’s founders were converted into the right to receive (i) 100,000 shares of Selway common stock, and (ii) warrants to purchase an aggregate of 1,000,000 shares of Selway common stock at an exercise price of $10.00 per share (the “Exchange Warrants”). The proceeds from the exercise of the Exchange Warrants will be paid: (i) 75% to the holders of all of the issued and outstanding shares of common stock of HCCA immediately prior to the time of the Merger; and (ii) 25% to certain members of HCCA management. The Exchange Warrants are only exercisable for cash, may not be exercised on a cashless basis, and must be exercised if the closing price for the combined company’s common stock exceeds $12.00 per share for 20 trading days in any 30-trading-day period.

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Registration Rights

The holders of Selway’s founders’ shares, as well as the holders of the placement warrants (and underlying common stock), will be entitled to registration rights pursuant to agreements dated November 7, 2011. Additionally, Selway has agreed to register all shares included in the Closing Payment, the Earnout Payment Shares, the shares underlying the Exchange Warrants, and the Selway shares issued as compensation for the bridge financing completed by HCCA in September 2012, pursuant to the terms of a Registration Rights Agreement entered into at the closing of the Merger (all such securities issued in connection with the Merger, the “Merger Securities”). The holders of the majority of the Merger Securities are entitled to make up to two demands that Selway register such securities. The holders of the majority of Selway’s founders’ shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares are to be released from escrow. The holders of a majority of the placement warrants (or underlying securities) can elect to exercise these registration rights at any time after Selway consummates an acquisition transaction. The holders of the Merger Securities can elect to exercise these registration rights at any time commencing six months following the consummation of the Merger. In addition, the holders have certain “piggyback” registration rights with respect to registration statements filed subsequent to Selway’s consummation of an acquisition transaction. Selway will bear the expenses incurred in connection with the filing of any such registration statements.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

Our articles of incorporation and bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of our company or changing our board of directors and management. The holders of our common stock do not have cumulative voting rights in the election of our directors, which makes it more difficult for minority stockholders to be represented on the board. Our articles of incorporation allow our board of directors to issue additional shares of our common stock and new series of preferred stock without further approval of our stockholders. The existence of authorized but unissued shares of common stock and preferred could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, Merger, or otherwise.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company, LLC.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, Merger or otherwise.

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INDEMNIFICATION OF DIRECTORS AND OFFICERS

Selway’s Amended and Restated Certificate of Incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by Selway to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)          A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)          A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)          To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)          Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

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(e)          Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)          The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)          A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)          For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or Merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)          For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)          The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)          The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Selway’s directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, Selway has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Selway will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Paragraph B of Article Seventh of Selway’s Amended and Restated Certificate of Incorporation provides:

“The Corporation, to the fullest extent permitted by Section 145 of the [Delaware General Corporation Law], as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto.” Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

ACCOUNTING TREATMENT

The business combination of the Company and HCCA is being accounted for as a reverse recapitalization of HCCA, since the Company was a shell corporation as defined under Rule 12b-2 of the Exchange Act as of the time of the Merger. HCCA is the accounting acquirer in this transaction due to the following factors:

1.	HCCA’s management pre-closing is the same as the management post-closing;

2.	The members of the board of directors pre-closing represent the majority of directors post closing, with one Selway director being added; and

3.	The majority of shares post-closing are still owned by HCCA shareholders, who will represent 58% of Selway shares outstanding, if all shares subject to conversion in our post-closing tender offer actually convert to Series C (non-redeemable) common shares, and 64% of Selway shares outstanding if all shares subject to conversion do not convert to Series C shares and opt to receive their pro rata cash in trust at the time of the post-closing tender offer. Estimates of HCCA’s ownership do not include shares underlying warrants held by public investors and the Selway sponsors or the restricted shares held by management. However, HCCA shareholders would still have 48% of Selway shares post-closing when including shares underlying warrants and restricted shares and assuming all Series A shares convert to Series C shares, and 51% of Selway shares post-closing if all shares subject to conversion do not convert to Series C shares and opt to receive their pro rata cash in trust at the time of the post-closing tender offer.

LEGAL PROCEEDINGS

HCCA is suing its prior adjudicator of claims, a company called Data Rx Management, Inc. and alleging breach of contract. The case is: Healthcare Corporation of America vs. Data Rx Management, Inc., United States District Court for the District of New Jersey, Civil Action No.: 2:12-cv-02910. This is an action instituted by the Company in May 2012 seeking damages for various breaches of contract. Data Rx has filed a counterclaim in the amount of $2.9 million (net of amounts due to HCCA) for amounts it claims are owed to it by HCCA. Responses have been filed and the parties are proceeding to the discovery phase of the litigation.

FINANCIAL STATEMENTS

The audited financial statements of HCCA for the years ended December 31, 2011 and December 31, 2012 and the unaudited financial statements of HCCA for the three months ended March 31, 2013 and 2012 are attached hereto as Exhibits 99.1 and 99.3, respectively.

On May 9, 2013, we issued a Current Report on Form 8-K announcing that our Board of Directors of, after consultation with, and upon recommendation from, our management, concluded the previously issued audited financial statements for the years ended December 31, 2011 and 2012 for HCCA, which we recently acquired and which is currently the Selway’s subsidiary, should no longer be relied upon and that disclosure should be made, and action should be taken, to prevent future reliance on such financial statements. For a description of the basis for the Board’s determination, please see our Current Report on Form 8-K dated May 9, 2013, which description is incorporated by reference herein.

Our officers discussed the foregoing matters with our current independent registered public accounting firm, Thomas J. Harris, Certified Public Accountant, which was the auditor of HCCA’s financial statements. The Board of Directors authorized and directed that our officers take the appropriate and necessary actions to amend and restate the Original 8-K, pursuant to which HCCA’s financial statements were filed with the SEC. The restated financial statements reflecting the foregoing corrections are attached herein as Exhibits 99.1 and 99.2 to this Amendment.

The restated financial statements also include certain reclassifications related to revenue and cost of sales for 2011 and 2012. HCCA previously disclosed in Forms 8-K filed on March 25, 2013 and on April 18, 2013 its practice of recognizing revenue from rebates as well as from its mail order pharmacy business. HCCA has reclassified these figures as decreases to cost of sales, with the exception of co-pays from members who order from its mail order facility. There is no impact on gross profit, nor is there an impact on operating expenses related to this reclassification. HCCA believes this classification for revenues and cost of sales represents the practice of some of its largest competitors, including Catamaran.

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Item 9.01          Financial Statements and Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated January 25, 2013, by and among Selway Capital Acquisition Corporation, Selway Merger Sub, Inc., Healthcare Corporation of America, Prescription Corporation of America, Gary Sekulski, and Edmundo Gonzalez (incorporated by reference to Selway’s Current Report on Form 8-K dated January 25, 2013).*
3.1	Certificate of Merger.*
4.1	Form of Sponsor Payment Warrant.*
10.1	Voting Agreement, dated January 25, 2013, by and among Selway Capital Acquisition Corporation, Healthcare Corporation of America, and certain shareholders.*
10.2	Voting Agreement, dated April 10, 2013, by and among Selway Capital Acquisition Corporation and certain shareholders.*
10.3	Exchange Agreement, by and between Selway Capital Acquisition Corporation and certain shareholders.*
10.4	Exchange Agreement, by and between Selway Capital Acquisition Corporation and certain shareholders.*
10.5	Registration Rights Agreement, dated April 10, 2013, by and among Selway Capital Acquisition Corporation and Gary Sekulski, as representative of the stockholders of Healthcare Corporation of America.*
10.6	Closing Payment Escrow Agreement, dated April 10, 2013, by and among Selway Capital Acquisition Corporation, Selway Merger Sub, Inc., Healthcare Corporation of America, Gary Sekulski, Edmundo Gonzalez, and American Stock Transfer & Trust Company LLC, as escrow agent.*
10.7	Management Share Escrow Agreement, dated April 10, 2013, by and among Selway Capital Acquisition Corporation, Healthcare Corporation of America, certain key personnel signatories thereto, and American Stock Transfer & Trust Company LLC, as escrow agent.*
10.8	Credit and Security Agreement, dated April 11, 2013, by and among Prescription Corporation of America, PCA Benefits, Inc., and SCM Specialty Finance Opportunities Fund, LP.*
10.9	Employment Agreement, dated September 15, 2012, by and between Healthcare Corporation of America and Gary Sekulski.*
10.10	Marketing and Consulting Agreement, dated January 3, 2012, by and between Prescription Corporation of America and Otis Fund.*
10.11	Employment Agreement, dated September 15, 2012, by and between Healthcare Corporation of America and Ruth Ackerman.*
10.12	Employment Agreement, dated September 15, 2012, by and between Healthcare Corporation of America and Ann Saskowitz.*
10.13	Employment Agreement, dated September 15, 2012, by and between Healthcare Corporation of America and John M. Phelps, Jr.*
10.14	Consulting Agreement, dated October 1, 2012, by and between Healthcare Corporation of America, its subsidiaries, Rx Services Inc., Nitin Khandwala, and Hemil Khandwala.*
10.15	Lease, dated October 23, 2009, by and between W.P. Properties, LLC and Healthcare Corporation of America, its affiliates and subsidiaries.*
10.16	Lease, dated October 20, 2011, by and between W.P. Properties, LLC and Prescription Corporation of America.*
10.17	Lease Extensions, dated February 28, 2012.*
10.18	Management Services Agreement, dated January 1, 2012, by and between HCCA and Argus Health Systems.**†
10.19	Employment Agreement, dated May 9, 2013, by and between Selway Capital Acquisition Corporation and Yoram Bibring.**
21.1	List of Subsidiaries.*
99.1	Audited financial statements of HCCA for the years ended December 31, 2011 and 2012.*
99.2	Pro-forma financial statements.**
99.3	Unaudited financial statements of HCCA for the three months ended March 31, 2013 and 2012.*

* Previously filed.

** Filed herewith.

† Confidential treatment has been requested with respect to certain portions of this exhibit.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELWAY CAPITAL ACQUISITION CORPORATION
Dated: June 11, 2013

	By:	/s/ Gary J. Sekulski
Name: Gary J. Sekulski
Title: Chairman, President & Chief Executive Officer

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